AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”). INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PRELIMINARY OFFERING CIRCULAR

DATED SEPTEMBER 28, 2026

Elf Labs, Inc.

1111 Brickell Avenue, 10th Floor

Miami, Florida, 33131

www.elflabs.com

Up to 24,654,156 shares of Class B Common Stock

Including up to 4,109,026 Bonus Shares and 4,026,845 shares of Class B Common Stock to be sold by selling stockholders(5)

We are offering, on a “best efforts” basis, a maximum of 24,654,156 shares of Class B Common Stock, composed of 16,518,285 shares to be issued by the Company for cash consideration of up to $49,224,489, a maximum of 4,109,026 shares to be issued by the Company as “Bonus Shares” for no additional cash consideration to eligible investors in this offering based on certain criteria, and 4,026,845 shares to be sold by selling stockholders for up to $11,999,998, the proceeds from which will be received directly by the selling stockholders, and not by us.

The minimum investment in this offering is $998.30, or 335 shares of Class B Common Stock, plus an investor fee equal to 2.5% or $24.96; however, the Company may accept subscriptions for a lower amount and waive its investor fee in its sole discretion.

	Price Per Share to the Public (1)		Underwriting Discounts and Commissions, per share(2)	Proceeds to Company Before Expenses	Proceeds to other persons (5)
Per Share of Class B Common Stock(4)	$2.9800		$0.1192	$2.8608	$2.9800
Investor Fee Per Share(3)	$0.0745		$0.00298	$0.07152	—
Per Share Plus Investor Fee	$3.0545		$0.1218	$2.93232	$2.9800
Total Maximum Including Investor Fee	$62,755,099.59	(6)	$3,434,203.98	$47,320,898.50	$11,999,998.10
Total Maximum Including Value of Bonus Shares and Investor Fee	$74,999,997.07	(7)	$3,434,203.98	$47,320,898.50	$11,999,998.10

(1)

The Company and the selling stockholders are offering up to 20,545,130 shares of Class B Common Stock to investors, plus up to 4,109,026 shares of Class B Common Stock eligible to be issued as Bonus Shares (as defined in this Offering Circular), for an aggregate of 24,654,156 shares of Class B Common Stock, see “Plan of Distribution and Selling Securityholders”.

(2)	The Company has engaged DealMaker Securities, LLC, member FINRA/SIPC (“Broker” or “DealMaker” or “Dealmaker Securities”), as broker-dealer of record, to perform broker-dealer administrative and compliance related functions in connection with this Offering. The Broker and its affiliates will receive compensation of $2,000 a month in advances of accountable expenses not to exceed $6,000, and upon commencement of the Offering a monthly fee of $2,000 up to a maximum of $18,000 after the Offering commencement. The Broker does not purchase any securities from us with a view to sell those for us as part of the distribution of the security. Once the Commission has qualified the Offering Statement and this Offering commences, Broker will receive a cash commission equal to four percent (4.0%) of the amount raised in the Offering based on its sales. There is also a budgeted fee of $900,000 to be paid to a Broker affiliate for media management and supplementary marketing services on a case-by-case basis, but not to exceed $900,000. Neither the Broker nor its affiliates are charging compensation on Bonus Shares that are issued. See “Plan of Distribution and Selling Securityholders” for more details. In the case of a fully subscribed offering in which all investments are made through Broker, the maximum amount the Company would pay Broker and its affiliate is $3,434,204 in underwriting compensation. To the extent that the Company’s officers and directors make any communications in connection with the Offering they intend to conduct such efforts in accordance with an exemption from registration contained in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, none of them is required to register as a broker-dealer.

(3)	Investors will be responsible for a transaction fee equal to two and one-half percent (2.5%) of the purchase price for shares of Class B Common Stock paid at the time of investment (the “Investor Fee”). Broker will receive a commission on the Investor Fee. See “Plan of Distribution and Selling Securityholders” for additional discussion of this Investor Fee. We note that the Investor Fee will only be based on the purchase price for shares in this Offering, and therefore will not be affected by any Bonus Shares investors receive in this Offering. All investments will have a maximum Investor Fee of $250.00, which represents the fee for a $10,000 investment.

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(4)	Does not include effective discount that would result from the issuance of Bonus Shares. For details of the effective discount, see “Plan of Distribution and Selling Securityholders”

(5)	Shares of Class B Common Stock will be sold by selling stockholders of the Company. This amount represents proceeds that will be received directly by the selling stockholders listed in this Offering Circular. See “Plan of Distribution and Selling Securityholders” for more information. Shares of Class B Common Stock to be sold by the selling stockholders will be sold in proportion to the cash shares that are sold to investors so that at no point will the selling stockholder shares be greater than 30% of the value of the Class B Common Stock issued in this Offering.

(6)	The total maximum gross offering proceeds that the Company may receive in this Offering is $50,755,102 (which includes the Investor Fees of $1,530,612 and potential proceeds from the sale of shares by the Company of $49,224,489). The remainder of this total represents the maximum offering proceeds that selling stockholders in this Offering may receive ($11,999,998).

(7)	While the Company will not receive any additional consideration for the Bonus Shares nor the shares offered by selling stockholders issued as part of this Offering, pursuant to Rule 251(a), the total value of this Offering is $74,999,997, comprised of maximum gross offering proceeds to the Company of $51,755,102 (which includes Investor Fees of $1,530,612 and potential proceeds from the sale of shares by the Company of $49,224,489), the value of the potential proceeds selling stockholders in this Offering may receive of $11,999,998 and the value of the Bonus Shares of $12,244,898.

Bonus Shares are available to investors based on the criteria discussed below under “Plan of Distribution and Selling Securityholders.” Investors will pay full price for their securities, and if eligible may receive Bonus Shares equal to an amount that is 5% to 20% of the number of shares purchased. Those investors not eligible for the maximum value of Bonus Shares will experience additional dilution compared to investors receiving the maximum number of Bonus Shares. See “Dilution” on page 12.

The Company is selling shares of Class B Common Stock.

Sales of these Class B Common Stock will commence on approximately __________________, 2026, within two days of the qualification of this offering.

The price per share of Class B Common Stock has been arbitrarily determined by the Company.

This offering (the “Offering”) will terminate at the earlier of the date at which the maximum offering amount has been sold or the date at which the offering is earlier terminated by the Company at its sole discretion. At least every 12 months after this Offering has been qualified by the Commission, the Company will file a post-qualification amendment to include the Company’s recent financial statements. The Offering covers an amount of securities that we reasonably expect to offer and sell within two years, although the Offering Statement of which this Offering Circular forms a part may be used for up to three years and 180 days under certain conditions.

This Offering does not have a minimum offering amount. The Company will not utilize a third-party escrow account for this offering, and all funds tendered by investors will be held in a segregated account until investor subscriptions are accepted by the Company and reviewed by DealMaker Securities. Once investor subscriptions are accepted by the Company and reviewed by DealMaker Securities, funds will be deposited into an account controlled by the Company.

THE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)I(c) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This Offering is inherently risky. See “Risk Factors” on page 4.

The Company is following the “Offering Circular” format of disclosure under Regulation A.

The Company has elected to delay complying with any new or revised financial accounting standard until the date that a company that is not an issuer (as defined under section 2(a) of the Sarbanes-Oxley Act of 2002 (15 U.S.C. 7201(a)) is required to comply with such new or revised accounting standard, if such standard also applies to companies that are not issuers.

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As used in this Offering Circular, unless the context otherwise requires, the terms “Company”, “Elf”, “Elf Labs”, “we”, “our” and “us” refer to Elf Labs, Inc .and its consolidated subsidiaries, unless the context indicates otherwise.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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SUMMARY

The following summary of certain information contained in this Offering Circular is not intended to be complete in itself. The summary does not provide all the information necessary for you to make an investment decision. You are encouraged to review the more detailed information in the remainder of the Offering Circular.

Elf Labs Company Overview

Elf Labs is an intellectual property and media company that was incorporated on December 14, 2006 under the name The Toon Studio, Inc., with the goal of creating entertainment franchises. The Company has a variety of current and planned products, including TV series, movies, consumer product licensing revenue, a mobile phone program, and interactive technology and experiences. The Company secured the copyrights to the original Junior Elf book portfolio, which contains some of the most notable IP in the children’s entertainment space, including characters such as Sleeping Beauty, Snow White, Cinderella, The Little Mermaid, and Rapunzel. The Company went on to create its own copyrights and trademarks featuring those same characters in both classic and reimagined versions. After a decade-long legal effort at the United States Patent and Trademark Office, including ultimately winning on appeal, Elf Labs built a portfolio of over 500 character assets.

Offering Terms

Securities Offered by the Company	Maximum of 16,518,285 shares of Class B Common Stock at $2.98 per share for up to $49,224,489, plus up to 4,109,026 additional shares of Class B Common Stock eligible to be issued as Bonus Shares for no additional consideration. See “Plan of Distribution and Selling Securityholders” for more information on the eligibility criteria to receive Bonus Shares, which will only be offered to investors in this Offering.

Securities Offered by Selling Stockholders	Maximum of 4,026,845 shares of Class B Common Stock for up to $11,999,998 to be received by the selling stockholders. The selling stockholders will convert up to shares of Class A Common Stock into Class B Common Stock immediately prior to each closing in the Offering.

Minimum Investment	The minimum investment in this Offering is $998.30 or 335 shares of Class B Common Stock.
Securities outstanding before the Offering (as of August 1, 2026)
Class A Common Stock	49,084,408
Class B Common Stock	4,255,899

Securities outstanding after the Offering (1)
Class A Common Stock	45,057,563
Class B Common Stock	28,910,055

Use of Proceeds	The proceeds of this Offering will be used for production, payroll, product development, operations, marketing, and minority stockholder buyouts. See the “Use of Proceeds to the Issuer” section of this Offering Circular for further details. The Company will not receive any of the proceeds from the sale of shares by the selling stockholders.

(1)	Assumes (a) the selling stockholders convert shares of Class A Common Stock into shares of Class B Common stock and (b) the maximum number of shares of Class B Common Stock are sold and/or issued in this Offering.

The Commission requires that we identify risks that are specific to our business and financial condition. We are still subject to all the same risks that all companies in our business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

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Selected Risks Associated With The Business

Our business is subject to a number of risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this summary. These risks include, but are not limited to, the following:

●	We have a limited operating history upon which to evaluate our performance and have generated minimal profits and net income.

●	Our audited consolidated financial statements for the fiscal years ended December 31, 2025 and 2024, have been prepared on a going concern basis.

●	We may need to raise additional capital, which might not be available or might be available only on terms unfavorable to us or our investors.

●	We are expanding into the mobile phone market, a field in which we have limited experience.

●	We are expanding into content creation, a field in which we have limited experience.

●	Our products are in development and have not yet been completed.

●	We rely on a small management team to execute our business plan.

●	We are relying on the existing strength of our IP to attract consumers to our products.

●	We cannot assure you that our original programming content will appeal to our distributors and viewers or that any of our original programming content will not be cancelled or removed from our distributors’ platforms.

●	We face competition from a variety of content creators that sell similar products and have better resources than we do.

●	There is no current market for any shares of the Company’s stock.

●	Voting control is in the hands of the holders of our Class A Common Stock.

●	Investors in this Offering are purchasing securities with no voting rights.

Implications of Applicable Accounting and Reporting Requirements

The Company is not subject to the ongoing reporting requirements of the Exchange Act because it is not registering its securities under the Exchange Act. Rather, it will be subject to the more limited reporting requirements under Regulation A, including the obligation to electronically file:

●	annual reports (including disclosure relating to the Company’s business operations for the preceding three fiscal years, or, if in existence for less than three years, since inception, related party transactions, beneficial ownership of the issuer’s securities, executive officers and directors and certain executive compensation information, management’s discussion and analysis (“MD&A”) of the issuer’s liquidity, capital resources, and results of operations, and two years of audited financial statements),

●	semi-annual reports (including disclosure primarily relating to the issuer’s interim financial statements and MD&A) and

●	current reports for certain material events.

In addition, at any time after completing reporting for the fiscal year in which this offering statement was qualified, if the securities of each class to which this offering statement relates are held of record by fewer than 300 persons and offers or sales are not ongoing, the Company may immediately suspend the Company’s ongoing reporting obligations under Regulation A.

The Company has elected to delay complying with any new or revised financial accounting standard until the date that a company that is not an issuer (as defined under section 2(a) of the Sarbanes-Oxley Act of 2002 (15 U.S.C. 7201(a)) is required to comply with such new or revised accounting standard, if such standard also applies to companies that are not issuers.

If and when the Company becomes subject to the ongoing reporting requirements of the Exchange Act, and to the extent it is an issuer with less than $1.235 billion in total annual gross revenues during its last fiscal year, it will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company it:

●	will not be required to obtain an auditor attestation on its internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

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●	will not be required to provide a detailed narrative disclosure discussing its compensation principles, objectives and elements and analyzing how those elements fit with its principles and objectives (commonly referred to as “compensation discussion and analysis”);

●	will not be required to obtain a non-binding advisory vote from its stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

●	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and

●	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

The Company intends to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. The Company’s election to use the phase-in periods may make it difficult to compare its financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, the Company may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after the Company’s initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”), or such earlier time should it no longer meet the definition of an emerging growth company. Note that this Offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the Offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that the Company would cease to be an “emerging growth company” if the Company has more than $1.235 billion in annual revenues, has more than $700 million in market value of its common stock held by non-affiliates, or issues more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to the Company due to the fact that it may also qualify, once listed, as a “smaller reporting company” under the Commission’s rules. For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

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RISK FACTORS

Risks Relating to our Business

We have a limited operating history upon which to evaluate our performance and have generated minimal profits and net income.

While we were first organized in 2006 we still have a limited operating history and have yet to consistently generate operating profits or net income. We have been generating revenue since inception, but we also continue to iterate on our products and technology and as such, cannot guarantee that our prior operating history will be indicative of our future operating results, or future products will be able to consistently generate revenue and operating profits.

Our audited consolidated financial statements for the fiscal years ended December 31, 2025 and 2024, have been prepared on a going concern basis.

The Company has suffered recurring losses from operations and, as of December 31, 2025, had a net loss for the year ended December 31, 2025, of $3,180,569, an operating cash outflow of $3,325,698, and liquid assets in cash of $388,821, which raises substantial doubt about its ability to continue as a going concern. The Company’s ability to continue as a going concern in the next twelve months following the date of the consolidated financial statements is dependent upon its ability to produce revenues and/or obtain financing sufficient to meet current and future obligations and deploy such to produce profitable operating results.

Management has evaluated these conditions and plans to generate revenues and raise capital as needed to satisfy its capital needs. During the next twelve months, the Company intends to fund its operations through debt and/or equity  financing. There are no assurances that management will be able to raise capital on terms acceptable to the Company. If it is unable to obtain enough additional capital, it may be required to reduce the scope of its planned development, which could harm its business, financial condition, and operating results. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources.”

We may need to raise additional capital, which might not be available or might be available only on terms unfavorable to us or our investors.

In order to continue to operate and grow the business, we will likely need to raise additional capital beyond this current financing round by offering shares of our Common Stock and/or other classes of equity or by borrowing funds or offering debt securities. We cannot assure you that the necessary funds will be available on a timely basis, on favorable terms, or at all, or that such funds, if raised, would be sufficient. The level and timing of future expenditure will depend on a number of factors, many of which are outside our control. If we are not able to obtain additional capital on acceptable terms, or at all, we may be forced to curtail or abandon our growth plans, which could adversely impact the Company, its business, development, financial condition, operating results or prospects.

We are expanding into content creation, a field in which we have limited experience

As we look to capitalize on the strength of our characters and develop ourselves as a new brand, we are working to develop content across several media platforms. While we have successfully leveraged our existing copyrights to generate revenue through licensing fees, content creation is a new field for us, and comes with the potential for unforeseen challenges as we work to develop our original series, website, and mobile game applications.

We are expanding into the mobile phone market, a field in which we have limited experience

As we look to capitalize on the strength of our characters and develop ourselves as a new brand, we are working to provide a family-friendly mobile offering that capitalizes on the strength of our IP to attract parents to the product as an appealing option for their child’s mobile phone plan. We plan to enter the mobile phone market by acting as a Mobile Virtual Network Operator (“MVNO”), setting up a new subsidiary, Elf Mobile, Inc. While we have successfully leveraged our existing copyrights to generate revenue through licensing fees, the MVNO industry is a new field for us, and comes with the potential for unforeseen challenges as we work to develop our mobile plan.

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Our products are in development and have not yet been completed

Our development of new media featuring our characters is currently in development and has not been completed. There is the risk of unforeseen delays to production slowing down our timeline, which can delay our path to increased revenues and, potentially, profitability. These same risks exist as we work to develop our website and mobile gaming applications as well.

We rely on a small management team to execute our business plan.

Our senior management team is currently small and consists of only two members, David and Marianne Phillips. CEO David Phillips’s and Marianne Phillips’ experience and connections in the entertainment industry are vital for us to both grow as a company and to raise funds. Without them, we would struggle to navigate the industry and expand our product and licensing library. Additionally, we rely on David and Marianne to help raise funds for the Company until we are generating significant revenue to cover our costs and growth plans. As we continue to grow and scale our product, we might be required to raise debt or equity financing in order to develop our platform and effectively scale our product to meet demand.

We are relying on the existing strength of our IP to attract consumers to our products.

We are reliant on how much our characters resonate with the global audience. While we believe this is a reasonable assumption, shifts in perceptions of these characters, which is a factor outside of the control of the Company, could potentially have a negative impact on the strength and attractiveness of our products and our character library to consumers.

Protecting and defending against intellectual property claims may have a material adverse effect on our business.

Our ability to compete in the animated content and entertainment industry depends, in part, upon successful protection of our proprietary IP. We protect our property rights to our productions through available copyright and trademark laws and licensing and distribution arrangements with reputable companies in specific territories and media for limited durations. Despite these precautions, existing copyright and trademark laws afford only limited, or no, practical protection in some jurisdictions. It may be possible for unauthorized third parties to copy and distribute our productions or portions of our productions. In addition, although we own most of the music and IP included in our products, there are some titles which the music or other elements are in the public domain and for which it is difficult or even impossible to determine whether anyone has obtained ownership or royalty rights. It is an inherent risk in our industry that people may make such claims with respect to any title already included in our products, whether or not such claims can be substantiated. If litigation is necessary in the future to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Any such litigation could result in substantial costs and the resulting diversion of resources could have an adverse effect on our business, operating results or financial condition.

We cannot assure you that our original programming content will appeal to our distributors and viewers or that any of our original programming content will not be cancelled or removed from our distributors’ platforms.

Our business depends on the appeal of our content to distributors and viewers, which is difficult to predict. Our business depends in part upon viewer preferences and audience acceptance of our original programming content. These factors are difficult to predict and are subject to influences beyond our control, such as the quality and appeal of competing programming, general economic conditions and the availability of other entertainment activities. We may not be able to anticipate and react effectively to shifts in tastes and interests in markets. A change in viewer preferences could cause our original programming content to decline in popularity, which could jeopardize renewal of agreements with distributors. Low ratings or viewership for programming content produced by us may lead to the cancellation, removal or non-renewal of a program and can negatively affect future license fees for such program. If our original programming content does not gain the level of audience acceptance we expect, or if we are unable to maintain the popularity of our original programming, we may have a diminished negotiating position when dealing with distributors, which could reduce our revenue. We cannot assure you that we will be able to maintain the success of any of our current original programming content or generate sufficient demand and market acceptance for new original programming content in the future. This could materially adversely impact our business, financial condition, operating results, liquidity and prospects.

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Failure to successfully market or advertise our products could have an adverse effect on our business, financial condition and results of operations.

Our products are marketed worldwide through a diverse spectrum of advertising and promotional programs. Our ability to sell products is dependent in part upon the success of these programs. If we or our licensees do not successfully market our products or if media or other advertising or promotional costs increase, these factors could have an adverse effect on our business, financial condition, and results of operations.

The Company is vulnerable to hackers and cyber-attacks.

As an internet-based business, we may be vulnerable to hackers who may access the data of the users of our platform. Further, any significant disruption in service on Elf Labs or in its computer systems could reduce the attractiveness of the platform and result in users interested in using our platform and the potential loss of future investors. Further, we rely on a third-party technology provider to provide some of our back-up technology. Any disruptions of services or cyber-attacks either on our technology provider or on Elf Labs could harm our reputation and materially negatively impact our financial condition and business.

Success in the entertainment industry is highly unpredictable and there is no guarantee our content will be successful in the market.

Our success will depend in part on the popularity of our entertainment projects. Viewer tastes, trends and preferences frequently change and are notoriously difficult to predict. If we fail to anticipate future viewer preferences in the entertainment business, our business and financial performance will likely suffer. The entertainment industry is fiercely competitive. We may not be able to develop projects that will become profitable. We may invest in projects that end up losing money. Even if one or more of our projects are successful, we may lose money in others.

We may not be able to keep pace with technological advances.

The entertainment industry in general, and the music and motion picture industries in particular, continue to undergo significant changes, primarily due to technological developments. Because of the rapid growth of technology, shifting consumer tastes and the popularity and availability of other forms of entertainment, it is impossible to predict the overall effect these factors could have on potential revenue from, and profitability of, distributing entertainment programming. As it is also impossible to predict the overall effect these factors could have on our ability to compete effectively in a changing market, if we are not able to keep pace with these technological advances, our revenues, profitability and results from operations may be materially adversely affected.

The failure of others to promote our products may adversely affect our business.

The availability of retailer programs relating to product placement, co-op advertising and market development funds, and our ability and willingness to pay for such programs, are important with respect to promoting our properties. In addition, although we may have agreements for the advertising and promotion of our products through our licensees, we will not be in direct control of those marketing efforts and those efforts may not be done in a manner that will maximize sales of our products and may have a material adverse effect on our business and operations.

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Inaccurately anticipating changes and trends in popular culture, media and movies, fashion, or technology can negatively affect our sales.

While trends in the toddler to tween sector change quickly, we respond to trends and developments by modifying, refreshing, extending, and expanding our product offerings on an on-going basis. However, we operate in extremely competitive industries where the ultimate appeal and popularity of content and products targeted to this sector can be difficult to predict. We believe our focus on “content with a purpose” serves an underrepresented area of the children market; however, if the interests of our audience trend away from our current properties toward other offerings based on current media, movies, animated content or characters, and if we fail to accurately anticipate trends in popular culture, movies, media, fashion, or technology, our products may not be accepted by children, parents, or families and our revenues, profitability, and results of operations may be adversely affected.

The production of our animated content is currently accomplished through third-party production and animation studios around the world, and any failure of these third parties could negatively impact our business.

As part of our business model to manage cash flows, we have partnered with a number of third-party production and animation studios around the world for the production of our new content in which these partners will fund the production of the content in exchange for a portion of revenues generated in certain territories. We plan to rely on our partners to produce and deliver the content on a timely basis meeting the predetermined specifications for that product. The delivery of inferior content could result in additional expenditures by us to correct any problems to ensure marketability. Further, delays in the delivery of the finished content to us could result in our failure to deliver the product to broadcasters to which it has been pre-licensed. While we believe we have mitigated this risk by aligning the economic interests of our partners with ours and managing the production process remotely on a weekly, if not daily basis, any failures or delays from our production partners could negatively affect our profitability.

Entertainment projects can be risky, and often budgets run over.

The entertainment industry is generally affected by the same risk factors of other industries but due to its nature, the development, production, distribution and marketing of content can require large capital investments. Developing and monetizing entertainment projects, such as movies and television shows, usually require significant capital investment to fund expenditures on activities such as producing a television pilot, producing or co-producing a movie or creating a virtual reality experience. There is often budget over-run. Even with adequate funding, the project may fail to gain traction with viewers.

Even if a project is successful, it is likely to take a long time for us to realize profits.

Even if we are involved in a financially successful project, the process of making money and realizing profit in the entertainment business is slow. The time span from the moment a project starts to its completion, release and revenue recognition is substantial and is often measured in years. Even when we realize a profit and are financially able to declare dividends on our shares, we may or may not do so.

Our failure to attract and retain highly qualified personnel in the future could harm our business.

As the Company grows, it will be required to hire and attract additional qualified professionals such as software engineers, machine learning experts, project managers, regulatory professionals, sales and marketing professionals, accounting, legal, and finance experts. The Company may not be able to locate or attract qualified individuals for such positions, which will affect the Company’s ability to grow and expand its business.

We face competition from a variety of content creators that sell similar products and have better resources than we do.

The industries in which we operate are competitive, and our results of operations are sensitive to, and may be adversely affected by, competitive pricing, promotional pressures, additional competitor offerings and other factors, many of which are beyond our control. While the Company believes that its platform and product are unique, it is not the only option for family friendly entertainment. Additionally, competitors may replicate our business ideas and produce directly competing products. These competitors may be better capitalized and have more developed marketing channels than we do, which could impact our ability, through our licensees, to secure distribution thereby decreasing our revenues or affecting our profitability and results of operations.

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Any breach of our users’ data could impose liability upon the Company.

If we or third parties with which we do business were to fall victim to successful cyber-attacks or experience other cybersecurity incidents, including the loss of individually identifiable customer or other sensitive data, we may incur substantial costs and suffer other negative consequences, which may include liability for harms caused to our users from such a breach, or increased cybersecurity and other insurance premiums.

Failure in our information technology and storage systems could significantly disrupt the operation of our business.

Our ability to execute our business plan and maintain operations depends on the continued and uninterrupted performance of our information technology (“IT”) systems. IT systems are vulnerable to risks and damages from a variety of sources, including telecommunications or network failures, malicious human acts and natural disasters. Moreover, despite network security and back-up measures, some of our and our vendors’ servers are potentially vulnerable to physical or electronic break-ins, including cyber-attacks, computer viruses and similar disruptive problems. These events could lead to the unauthorized access, disclosure and use of non-public information. The techniques used by criminal elements to attack computer systems are sophisticated, change frequently and may originate from less regulated and remote areas of the world. As a result, we may not be able to address these techniques proactively or implement adequate preventative measures. If our computer systems are compromised, we could be subject to fines, damages, litigation and enforcement actions, and we could lose trade secrets, the occurrence of which could harm our business. Despite precautionary measures to prevent unanticipated problems that could affect our IT systems, sustained or repeated system failures that interrupt our ability to generate and maintain data could adversely affect our ability to operate our business.

Our internal computer systems, or those of our collaborators or other contractors or consultants, may fail or suffer security breaches, which could result in a material disruption and cause our business and reputation to suffer.

In the ordinary course of business, our internal computer systems and those of our current and any future collaborators and other contractors or consultants are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. While we do not believe that we have experienced any such material system failure, accident or security breach to date, if such an event were to occur and cause interruptions in our operations, it could adversely affect our business operations, whether due to a loss of our trade secrets or other proprietary information or other similar disruptions. Any such access, disclosure or other loss of such information could result in legal claims or proceedings and damage our reputation.

There is no guarantee of return on investment.

There is no assurance that an investor will realize a return on its investment in the Class B Common Stock or that it will not lose its entire investment. For this reason, you should not invest in this Offering if you are unable to withstand losing your entire investment. Each investor should read this Offering Circular and all exhibits to the offering statement carefully and should consult with its own attorney and business advisor prior to making any investment decision.

Any valuation at this stage is difficult to assess.

The implied valuation for the Offering was established by the Company. Unlike listed companies, where there is an existing trading market through which companies may be valued by market-driven stock prices, there is no existing trading market for our securities. As such, the valuation of private companies, especially early-stage companies, is difficult to assess and you may risk overpaying for your investment.

Our new products and services could fail to achieve market acceptance.

Our future success is partially based on an assumption that our new products and revenue streams will be able to gain traction in the marketplace. It is possible that these new products will fail to gain market acceptance for any number of reasons. If our products fail to achieve significant traction and acceptance in the marketplace, this could materially and adversely impact the value of your investment.

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Risks Related to the Securities in this Offering

There is no current market for any shares of the Company’s stock.

There is no formal marketplace for the resale of any of the Company’s Common Stock. Shares of Common Stock may be traded on the over-the-counter market to the extent any demand exists. Investors should assume that they may not be able to liquidate their investment for some time or be able to pledge their shares as collateral. The Company currently has no plans to list any of its shares on any OTC or similar exchange.

Investors in this Offering may not be entitled to a jury trial with respect to claims arising under the subscription agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the agreement.

Investors in this Offering will be bound by the subscription agreement, which includes a provision under which investors waive the right to a jury trial of any claim they may have against the Company arising out of or relating to the agreement, including any claims made under the federal securities laws. By signing the agreement, the investor warrants that the investor has reviewed this waiver with his or her legal counsel, and knowingly and voluntarily waives the investor’s jury trial rights following consultation with the investor’s legal counsel.

If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which governs the agreement, by a federal or state court in the State of Delaware. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the subscription agreement. You should consult legal counsel regarding the jury waiver provision before entering into the subscription agreement.

If you bring a claim against the Company in connection with matters arising under the agreement, including claims under the federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the Company. If a lawsuit is brought against the Company under the agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if the jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms the agreement with a jury trial. No condition, stipulation or provision of the subscription agreement serves as a waiver by any holder of the Company’s securities or by the Company of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

In addition, when the shares are transferred, the transferee is required to agree to all the same conditions, obligations and restrictions applicable to the shares or to the transferor with regard to ownership of the shares, that were in effect immediately prior to the transfer of the shares, including but not limited to the subscription agreement.

We will not receive any proceeds from shares sold by selling stockholders, which may limit our ability to use offering proceeds for corporate purposes.

A portion of the shares offered in this Offering are being sold by existing stockholders rather than by the Company. We will not receive any proceeds from the sale of shares by selling stockholders. Selling stockholders are offering up to 4,026,845 shares, representing approximately 16% of the total shares offered, or 20% of the total shares being sold for cash consideration. Investors will not be able to choose whether they are purchasing shares from the Company or from those selling stockholders. Further, the proceeds from shares sold by selling stockholders will go directly to those selling stockholders. As a result, we will receive less capital from this Offering than if we were selling all of the offered shares ourselves. This reduction in proceeds may limit our ability to fund operations, pursue growth opportunities, or achieve other corporate objectives that we might otherwise accomplish with the full proceeds of the Offering.

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Our valuation and our offering price have been established internally and are difficult to assess.

The Company has set the price of its Class B Common Stock at $2.98 per share, plus a 2.5% Investor Fee, see “Plan of Distribution” for further details on this fee. This fee is intended to offset transaction costs and though this fee is counted towards the amount the Company is seeking to raise under Regulation A and the limit each investor may invest pursuant to Regulation A, we did not consider it in determining our valuation. Including this fee will increase our valuation for which you are paying for shares in our company accordingly. Valuations for companies at this stage are generally purely speculative. Our valuation has not been validated by any independent third party and may decrease precipitously in the future. It is a question of whether you, the investor, are willing to pay this price for a percentage ownership of a start-up company. The issuance of additional shares of Common Stock, or additional option grants may dilute the value of your holdings.

Using a credit card to purchase shares may impact the return on your investment as well as subject you to other risks inherent in this form of payment.

Investors in this Offering have the option of paying for their investment with a credit card, which is not usual in the traditional investment markets. Transaction fees charged by your credit card company (which can reach 5% of transaction value if considered a cash advance) and interest charged on unpaid card balances (which can reach almost 25% in some states) add to the effective purchase price of the shares you buy. See “Plan of Distribution and Selling Securityholders.” The cost of using a credit card may also increase if you do not make the minimum monthly card payments and incur late fees. Using a credit card is a relatively new form of payment for securities and will subject you to other risks inherent in this form of payment, including that, if you fail to make credit card payments (e.g. minimum monthly payments), you risk damaging your credit score and payment by credit card may be more susceptible to abuse than other forms of payment. Moreover, where a third-party payment processor is used, as in this Offering, your recovery options in the case of disputes may be limited. The increased costs due to transaction fees and interest may reduce the return on your investment.

The Commission’s Office of Investor Education and Advocacy issued an Investor Alert dated February 14, 2018 entitled: Credit Cards and Investments – A Risky Combination, which explains these and other risks you may want to consider before using a credit card to pay for your investment.

Funds received in this Offering will not be placed into escrow and there is no minimum amount required as a condition to a first closing and using the funds raised in this Offering.

Funds in the Offering will not be placed into escrow prior to their availability to the Company. Further, because this is a “best efforts” offering with no offering minimum, we will have access to any funds tendered. This means that any investment made could be the only investment in this Offering, leaving the Company without adequate capital to pursue its business plan or even to cover the expenses of this Offering.

Voting control is in the hands of the holders of our Class A Common Stock.

Voting control is concentrated in the hands of David and Marianne Phillips, who together beneficially own more than 71% of the Class A Common Stock. Holders of our Class A Common Stock are able to exercise significant influence on matters requiring owner approval, including the election of directors, approval of significant company transactions, and will have unfettered control over the Company’s management and policies. You may have interests and views that are different from our management. For example, management may support proposals and actions with which you may disagree. The concentration of ownership of Class A Common Stock could delay or prevent a change in control of the Company or otherwise discourage a potential acquirer from attempting to obtain control of the Company, which in turn could reduce the price potential investors are willing to pay for the Company. In addition, the holder of our Class A Common Stock could use their voting influence to maintain the Company’s existing management, delay or prevent changes in control of the Company, or support or reject other management and board proposals that are subject to owner approval. A portion of the net proceeds of this Offering will be used to buy back shares of Class A Common Stock from existing stockholders other than David and Marianne Phillips. If the Company completes the proposed buyback of Class A Common Stock, the percentage of the outstanding Class A Common Stock beneficially owned by David and Marianne Phillips will increase, further concentrating voting control in their hands and increasing their ability to influence or control matters submitted to stockholders for approval. Accordingly, the completion of the buyback could further reduce the ability of other stockholders to influence the Company’s management, policies and affairs.

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Investors in this Offering are purchasing securities with no voting rights.

The Class B Common Stock that we are offering to investors in this Offering has no voting rights. This means that you will have no rights in dictating on how the Company will be run. You are trusting in management discretion in making good business decisions that will grow your investment.

Your ability to transfer your securities may be limited.

Under the Company’s bylaws, stockholders, including holders of Class B Common Stock, may not sell, transfer, assign, pledge, or otherwise dispose of or encumber any shares or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise (each, a “Transfer”), without the prior written consent of the prior written consent of the Board. See “Securities Being Offered.”

We are offering Bonus Shares, which is effectively a discount on our stock price, to some investors in this Offering.

Certain investors in this Offering are entitled to receive additional shares of Class B Common Stock (effectively a discount) based on either their status (e.g., the investor is a current stockholder of the Company) or the amount invested. The number of Bonus Shares will be determined by the amount of money they invest in this Offering and will effectively act as a discount to the price at which the Company is offering its Class B Common Stock. For example, an investor who invests $1,001.28 in this Offering is eligible for 20% Bonus Shares. Accordingly, that investor would receive 336 shares of the Company’s Class B Common Stock plus an additional 67 Bonus Shares, effectively purchasing 403 shares of Class B Common Stock for the same price paid for 336 shares of Class B Common Stock. For more details, including all of the Bonus Shares being offered, see “Plan of Distribution and Selling Securityholders.” Consequently, the value of Class B Common Stock of investors who pay the full price or are entitled to a smaller number of Bonus Shares in this Offering will be immediately diluted by investments made by investors entitled to the discount, who will pay less for their stake in the Company.

The Company’s management has discretion as to use of proceeds.

The proceeds from this Offering will be used for the purposes described under “Use of Proceeds to the Issuer.” The Company reserves the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which it deems to be in the best interests of the Company and its investors in order to address changed circumstances or opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of management with respect to application and allocation of the net proceeds of this Offering. Investors for the Class B Common Stock hereby will be entrusting their funds to the Company’s management, upon whose judgment and discretion the investors must depend.

The Company’s future fundraising may affect the rights of investors.

In order to expand, the Company is likely to raise funds again in the future, either by offerings of securities or through borrowing from banks or other sources. The terms of future capital raising, such as loan agreements, may include covenants that give creditors greater rights over the financial resources of the Company.

The Investor Fee may not count toward your cost basis for tax purposes.

The IRS and/or another relevant tax authority may consider the price of the share before including the Investor Fee as the cost basis for determining any gain or loss at a realization event. You should discuss with your tax advisor the appropriate way to determine the relevant tax obligation.

The Company may fundraise at a price per share lower than offered to investors in this Offering.

The Company may seek to raise additional capital in other offerings of its equity securities (including, but not limited to, offerings under Rule 506(c) of Regulation D). In any such offerings, the Company may offer shares of its Class B Common Stock at a price per share lower than what is available to investors in this Offering, and could also result in additional dilution to investors in this Offering.

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DILUTION

Dilution means a reduction in value, control or earnings of the shares the investor owns.

Immediate dilution

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the Company. When the Company seeks cash investments from outside investors, like you, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of your stake is diluted because each share of the same type is worth the same amount, and you paid more for your shares than earlier investors did for theirs.

The following table compares the price that new investors are paying for their shares with the effective cash price paid by existing stockholders, giving effect to full conversion of all outstanding stock options, and assuming that the shares are sold at $2.98 per share and that all Bonus Shares are issued in the Offering. The schedule presents shares and pricing as issued and reflects all transactions since inception, which gives investors a better picture of what they will pay for their investment compared to the Company’s insiders than just including such transactions for the last 12 months, which is what the Commission requires.

	Date Issued	Issued Shares		Potential Shares	Total Issued and Potential Shares	Effective Cash Price per Share at Issuance or Potential Conversion
Class A Common Stock	2006	49,084,408		0	49,084,408	$0.00
Class B Common Stock	2024-2026	4,255,899		0	4,255,899	$1.91
Warrants for Class B Common Stock (3)	2026	0		5,000,000	5,000,000	$0.13

Total Common Share Equivalents		53,340,307		5,000,000	58,340,307	$0.15

Investors in Class B Common Stock, assuming full amount raised (2)		20,627,311	(1)	0	20,627,311	$2.39

Total After Inclusion of this Offering		73,967,618		5,000,000	78,967,618	$0.85

(1)	Does not include shares that may be sold by selling stockholders.
(2)	Assumes the issuance of 100% of the available Bonus Shares (i.e. 4,109,026 Bonus Shares).
(3)	On June 24, 2026, the Company issued a Warrant to Cosmic Wire in connection with a licensing and merchandising agreement. See “Our Business – Cosmic Wire.”

The following table demonstrates the dilution that new investors will experience upon investment in the Company. The price per share in this table reflects the price of Class B Common Stock in the Offering of $2.98. This table uses the Company’s audited net tangible book value as of December 31, 2025 of $329,202 which is derived from the net equity of the Company in the December 31, 2025 audited financial statements. This tangible net book value is then adjusted to contemplate conversion of all other convertible instruments outstanding that would provide proceeds to the Company, which assumes exercise of all warrants and stock options outstanding. While not every outstanding warrant or option may be exercised, we believe that it is important to identify the potential dilution that could occur upon the exercise of all existing securities issued by the Company. To further illustrate the dilution that investors may experience the second table illustrates dilution including authorized, but unissued stock options, and solely on the basis of outstanding equity securities, respectively.

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The offering costs assumed in the following table includes up to $3,434,204 in commissions and other fees to Broker and affiliates incurred for this Offering. The table presents three approximate scenarios for the convenience of the reader: $5 million raised from this Offering, $30 million raised from this Offering, and $61 million raised from this Offering, not including Investor Fees collected, if the Offering is fully subscribed.

On Basis of Full Conversion of Issued Instruments	$5 million Raise (1)		$30 million Raise (1)		$61 million Raise (1)
Price Per Share	$2.98		$2.98		$2.98
New Shares Issued	1,677,852	(2)	17,904,188	(2)	80,641,868	(2)
Capital Raised (6)	$4,000,000		$24,000,000		$49,224,311
Less: Offering Costs	$(1,189,750	) (3)	$(2,214,750	) (3)	$(3,494,954	) (3)
Net Offering Proceeds	$2,810,250		$21,785,250		$45,729,535
Net Tangible Book Value Pre-Financing	$979,202	(4)	$979,202	(4)	$979,202	(4)
Net Tangible Book Value Post-Financing	$3,789,452		$22,764,452		$46,708,737

Shares Issued and Outstanding Pre-Financing	58,340,307	(5)	58,340,307	(5)	58,340,307	(5)

Post-Financing Shares Issued and Outstanding	60,018,159		68,407,421		78,967,618

Net Tangible Book Value Per Share Prior to Offering	$0.02		$0.02		$0.02
Increase/(Decrease) Per Share Attributable to New Investors	$0.05		$0.32		$0.57
Net Tangible Book Value Per Share After Offering	$0.06		$0.33		$0.59
Dilution Per Share to New Investors ($)	$2.92		$2.65		$2.39
Dilution Per Share to New Investors (%)	97.88%		88.83%		80.15%

(1)	Excludes proceeds payable to selling stockholders.
(2)	Assumes the issuance of all the available Bonus Shares (i.e. 4,109,026 shares), including Bonus Shares that would be issued upon the purchase of shares sold by selling stockholders.
(3)	Assumes DealMaker costs, which include commission of 4% of the amount raised, less Investor Fee as well as a maximum of $924,000 paid to DealMaker for media management and supplementary marketing services and $60,750 for legal and accounting fees. Includes commissions paid by selling stockholders.
(4)	Net Tangible Book Value is adjusted for conversion proceeds for the outstanding warrants discussed in (5). The Net Tangible Book Value without the adjustment is equal to $329,202.
(5)	Assumes conversion of 5,000,000 outstanding warrants (providing $650,000 to net tangible book value).

This next table is the same as the previous, but removes the assumptions of conversion of warrants, instead only presenting issued common shares.

	$5 million		$30 million		$61 million
On Basis of Full Conversion of Issued Instruments	Raise (1)		Raise (1)		Raise (1)
Price Per Share	$2.98		$2.98		$2.98
New Shares Issued	1,677,852	(2)	17,904,188	(2)	80,641,868	(2)
Capital Raised	$4,000,000		$24,000,000		$49,224,311
Less: Offering Costs	$(1,189,750	) (3)	$(2,214,750	) (3)	$(3,494,954	) (3)
Net Offering Proceeds	$2,810,250		$21,785,250		$45,729,535
Net Tangible Book Value Pre-Financing	$329,202		$329,202		$329,202
Net Tangible Book Value Post-Financing	$3,139,452		$22,114,452		$46,058,737

Shares Issued and Outstanding Pre-Financing	53,340,307		53,340,307		53,340,307

Post-Financing Shares Issued and Outstanding	55,018,159		63,407,421		73,967,618

Net Tangible Book Value Per Share Prior to Offering	$0.01		$0.01		$0.01
Increase/(Decrease) Per Share Attributable to New Investors	$0.05		$0.34		$0.62
Net Tangible Book Value Per Share After Offering	$0.06		$0.35		$0.62
Dilution Per Share to New Investors ($)	$2.92		$2.63		$2.36
Dilution Per Share to New Investors (%)	98.09%		88.30%		79.10%

(1)	Excludes proceeds payable to selling stockholders

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(2)	Assumes the issuance of all the available bonus shares (i.e. 4,109,026 shares), including Bonus Shares that would be issued from the purchase of shares sold by selling stockholders.
(3)	Assumes DealMaker costs, which include commission of 4% on amounts raised, less the Investor Fee as well as a maximum of $924,000 to be paid to DealMaker for media management and supplementary marketing services and $60,750 for legal and accounting fees. Includes commissions paid on selling stockholders.

Future Dilution

Another important way of looking at dilution is the dilution that happens due to future actions by a company. The investor’s stake in a company could be diluted due to the company issuing additional shares, whether as part of a capital-raising event, or issued as compensation to the company’s employees or marketing partners. In other words, when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowdfunding round, a venture capital round, or an angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, preferred shares or warrants) into stock.

If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if the company offers dividends, and most development stage companies do not pay dividends for some time).

The type of dilution that hurts early-stage investors most occurs when the company sells more shares in a “down round,” meaning at a lower valuation than in earlier offerings. An example of how this might occur is as follows (numbers are for illustrative purposes only):

●	In June 2024, Jane invests $20,000 for shares that represent 2% of a company valued at $1 million.

●	In December, the company is doing very well and sells $5 million in shares to venture capitalists on a valuation (before the new investment) of $10 million. Jane now owns only 1.3% of the company, but her stake is worth $200,000.

●	In June 2025, the company has run into serious problems, and in order to stay afloat, it raises $1 million at a valuation of only $2 million (the “down round”). Jane now owns only 0.89% of the company, and her stake is worth only $26,660.

If you are making an investment expecting to own a certain percentage of the company or expecting each share to hold a certain amount of value, it’s important to realize how the value of those shares can decrease by actions taken by the company. Dilution can make drastic changes to the value of each share, ownership percentage, voting control, and earnings per share.

Investors should understand how dilution works and the availability of anti-dilution protection.

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USE OF PROCEEDS TO THE ISSUER

The table below sets forth our estimated use of proceeds from this Offering assuming the Offering is fully subscribed. The net proceeds from the total maximum offering amount are expected to be approximately $47,260,149, after the payment of offering costs (including legal, printing, selling and other costs incurred in the Offering). Our estimated offering costs include an expected $3,434,204 in underwriting compensation to DealMaker Securities LLC and affiliates. The estimate of the budget for Offering costs is an estimate only and the actual offering costs may differ.

The following table represents management’s best estimate of the uses of the net proceeds, assuming it raises, respectively, $5 million, $30 million and $61 million in the Offering.

	$5 Million Offering	$30 Million Offering	$61 Million Offering
Total Gross Cash Proceeds	$5,000,000	$30,000,000	$61,224,489
Selling Stockholders	$1,000,000	$5,999,998	$11,999,998
Commissions and Variable Expenses	$-1,129,000	$-2,154,000	$-3,434,204
Investor Fees	$125,000	$750,000	$1,530,612
Fixed Costs	$-60,750	$-60,750	$-60,750
Total Net Proceeds	$2,935,250	$22,535,252	$47,260,149

The above table assumes (1) commissions payable to Broker at 4% of the amount raised by the Company and the selling stockholders, (2) a maximum of $924,000 payable for other services rendered by affiliates of Broker, (3) receipt of the 2.5% Investor Fee, (4) legal and accounting expenses totaling $60,750 and (5) all subscriptions incur a payment processing fees of 2%.

We intend to use the net proceeds of the Offering to:

●	Fund payroll to hire new staff and pay consultants. The Company intends to hire additional employees and contractors to support sales, copywriting, animation, finance, accounting, and general business operations. In addition, the Company intends to use approximately $1,000,000 of the net proceeds of this Offering over the next twenty-four months to pay 52 Media Group Inc. (“52 Media”) and the DC Group LLC (“DC Group”), which are wholly-owned by Marianne Philips, our Director and Vice President of Intellectual Property and Operations, and David Philips, our CEO and Director, and together the owners of more than 71% of our Class A Common Stock, for services that they provide to the Company. See “Interest of Management and Others in Certain Transactions.”
●	Pay for product development. To advance the Company’s immersive technology efforts, the Company intends to hire third-party developers and technology firms. See “Our Business – Product Overview” for additional details.
●	Fund TV and movie production. The Company intends to produce TV shows and movies, including Robostars and Fairytale High, and to advance production development, including by hiring outsourced firms to support this development. Additionally, the Company intends to hire internal staff to support some TV and movie production, alongside outsourced firms.
●	Fund marketing and advertising. The Company plans to promote its products and fundraise via paid marketing and advertising.
●	Fund general and administrative expenses. The Company plans additional expenses such as outsourced accounting, software, office space, meals, entertainment, travel, and other general expenses.
●	Buy back shares of Class A Common Stock. The Company will spend a certain percentage of its net proceeds to buy back shares pursuant to Repurchase Agreements (as defined below) from holders of Class A Common Stock other than David and Marianne Phillips after termination of the Offering and completion of all closings. For all proceeds raised in this Offering up to the first $5 million, the Company plans to spend 7% of all proceeds to buy back shares from existing Class A stockholders, up to $205,468 at a price of $0.14 per share. Assuming this offering is fully subscribed, the Company expects to purchase $1,954,317 worth of Class A Common Stock shares from existing investors, which represents all the shares currently owned by these existing investors; if less than this amount is raised, the Company will have full discretion to decide as to the number of shares and stockholders to buy back shares from. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Class A Common Stock Repurchase Agreements.”

Use of Net Proceeds	$5 Million Offering	%	$30 Million Offering	%	$61 Million Offering	%
Payroll	$587,050	20%	$3,380,288	15%	$9,452,030	20%
Product Development	$234,820	8%	$1,802,820	8%	$4,726,015	10%
Production	$587,050	20%	$4,507,050	20%	$9,924,631	21%
Marketing & Advertising	$968,633	33%	$7,436,633	33%	$15,595,849	33%
General & Administrative	$352,230	12%	$3,454,143	15%	$5,607,307	12%
Class A Common Stock Buybacks	$205,468	7%	$1,954,317	9%	$1,954,317	4%
Total Use of Net Proceeds	$2,935,250		$22,535,252		$47,260,149

Because the Offering is a “best efforts,” we may close the Offering without sufficient funds for all the intended purposes set out above, or even to cover the costs of this Offering.

The Company reserves the right to change the above use of proceeds if management believes it is in the best interests of the Company.

15

OUR BUSINESS

Company History

Elf Labs is an intellectual property and media company that was incorporated on December 14, 2006 under the name The Toon Studio, Inc., with the goal of creating entertainment franchises. The Company secured the copyrights to the original Junior Elf book portfolio, which contains some of the most notable IP in the children’s entertainment space, including characters such as Sleeping Beauty, Snow White, Cinderella, The Little Mermaid, and Rapunzel. The Junior Elf Books are a series of small, affordable vintage children’s books published by Rand McNally in the 1940s and 1950s. The Company went on to create its own copyrights and trademarks featuring those same characters in both classic and reimagined versions. After a decade-long legal effort with the United States Patent and Trademark Office, including ultimately winning on appeal, Elf Labs built a portfolio of over 500 character assets.

For many years, the Company leveraged these valuable assets by licensing the names and likeness of their characters to a variety of toy and merchandise manufacturers. This licensing operation was successful and generated consistent revenues for the Company during that time. Two other entities, United Trademark Holdings, Inc. (“UTH”) and American Retro Museum (“ARM”) historically held all of the trademark and copyright registrations behind what is now currently the intellectual property portfolio of Elf Labs. The shares of both of these entities were transferred into Elf Labs, Inc. in April 2024 and are now considered subsidiaries of Elf Labs.

Now, Elf Labs’ primary focus is growing and using its library of copyrights and trademarks in order to create high quality content for its audience. This includes animated content, possible live action content, as well as immersive interactive content when it naturally enhances the story. The Company plans to leverage their entertainment content to secure new merchandise deals featuring its characters. These anticipated revenue streams include those from original animated series, mobile games, interactive web content, as well as licensing fees and merchandise sales. The Company is currently working to establish these channels, and has confidence in its ability to grow them due to the popularity of the characters within their portfolio.

The Company was originally incorporated in California as The Toon Studio, Inc. and reincorporated in Delaware in 2024 as Elf Labs, Inc. The Company’s corporate office is located at 1111 Brickell Avenue, 10th Floor, Miami, Florida 33131 and its telephone number is (310) 691-9732.

Product Overview

Elf Labs is currently in the process of developing new animated series’ shows based on its characters with a goal of selling or licensing these shows existing content hosting companies or selling the show directly to consumers on existing platforms such as YouTube or its own streaming platform. The shows currently in development include Robostars and Fairytale High, which will likely be followed by Sparkle Princess and Lil’ Princess. The Company is working with WTK Entertainment Limited and their animation partner, Fizzbuzz Limited on these efforts. WTK and Fizzbuzz will support the Company with animation and content creation as well as distribution in China. The Company is also working to develop content through additional mediums, such as an interactive website and mobile application. We have an agreement with Cosmic Wire to build those out to final productions that can be marketed to the consumers. We have not started that process yet. Elf Labs has secured partnerships with other production partners and technology providers that allow for the efficient production and marketing of its content and characters at a cost that we believe is below what the competitors in the space incur. The initial versions of the interactive website and mobile application are planned to be developed and built by Cosmic Wire and are not expected to be funded from the net proceeds of this Offering. However, the Company plans to use some of the net proceeds from this Offering to advance production development, including by hiring outsourced firms to support this development. In addition to working with the above companies, Elf Labs intends to use proceeds from this offering to hire additional in-house resources and contract with additional third-party firms to advance its media production and product development efforts.

Elf Labs plans to go to market with an initial push of its original series’ shows along with exclusive merchandise and web content featuring these fresh interpretations of its classic characters. This strategy will begin with the release of Robo Stars, a robot and science fiction twist on traditional fairy tale characters, before progressing into further developments of the intellectual property (“IP”). This push is intended to disrupt what we believe is the traditional entertainment industry model by appealing directly to consumers through hosting platforms such as YouTube, while still potentially licensing the content to appear on other entertainment platforms. This widespread effort will seek to establish the Elf Labs brand and characters and creating a large, invested audience that will be interested in future Elf Labs content and characters.

16

In 2025, the Company formally began production on its RoboStars franchise. With award winning creative advisors and partners such as Mike De Seve, Karen Disher, Yvette Kaplan, and WTK Entertainment, highly recognizable character IP, and a production team that is extremely cost efficient, Elf Labs is seeking to position itself as a new up and coming entertainment studio. It completed its pilot episode of the RoboStars series, which led to a major motion picture deal in China, via a binding term sheet with WTK Entertainment Limited. With over 90,000 movie screens per Bloomberg (compared to approximately 40,000 in the United States), China boasts the largest theatrical marketing in the world and is a major focus area for the Company.

As we scale our operations and produces more content, we intend to monetize different media creation channels open to us. This includes developing further animated series, web content, and video games based on more of our characters from our IP library, as well as the licensing and merchandising of these characters to generate direct revenue through sales.

Elf Mobile

In April 2025, the Company secured a deal to launch Elf Mobile in partnership with Compax Digital. This will be a virtual mobile phone plan (also called “Mobile Virtual Network Operator” or “MVNO”) that will focus on combining a mobile plan with branded children’s and young adult content, centered around Elf’s characters. Elf Mobile will offer its customers a tailored mobile plan that pairs unlimited calling, texting, and data with exclusive entertainment and gaming content that leverage Elf Lab’s trademarked and copyrighted characters and stories. These offerings include augmented/virtual reality experiences, child-friendly content, unique entertainment tailored to young adults, and additional benefits and rewards. Utilizing industry-standard security technology, Elf Mobile plans to be one of the mobile plans for parents when they look to get kids their first phone. As a part of this new business line, Elf incorporated an 80%-owned subsidiary, Elf Mobile, Inc. to act as the operating entity for the new mobile phone plan.

The partnership with Compax Digital consists of a cooperation agreement whereby Compax handles the licenses, technology, and getting the mobile phone service live (starting in the U.S., with help expanding to other countries), while Elf Mobile brings in customers and handles branding, marketing, and sales. Compax Digital owns 10% of Elf Mobile and will receive a percentage of net revenue generated from the MNVO.

Cosmic Wire

In 2021, the Company entered into a licensing and merchandising agreement with Cosmic Wire, Inc., a Web3/immersive technology company that builds digital experiences and infrastructure. This agreement granted Cosmic Wire exclusive rights to create digital NFTs and interactive online worlds using Elf Labs’ entire character catalog, in collaboration with Elf Labs. This agreement officially expired in 2024, however the companies continued building together. In June 2026, the Company entered into a Master Services Agreement (the “MSA”) with Cosmic Wire together with related statements of work (“SOWs”), governing the development and commercialization of certain of the Company’s interactive entertainment initiatives. The MSA is filed as an exhibit to the offering statement of which this Offering Circular forms a part and should be reviewed in their entirety; the descriptions below are summaries only and are qualified by reference to the full text of that agreement.

Under the first SOW Cosmic Wire has been engaged to design and develop “Elf World,” a browser-based interactive entertainment platform featuring AI-enabled character experiences and companion mobile applications, in each case built upon the Company’s proprietary characters, storylines, and franchise assets and delivered on a phased basis from initial prototype through public launch, together with ongoing maintenance and support. The Company retains ownership of its underlying intellectual property and of the Elf World content created from it, while Cosmic Wire retains its pre-existing technology and platform infrastructure, and the parties participate in the economics of the platform on a profit-sharing basis rather than through the issuance of equity. Under the second SOW the Company and Cosmic Wire have established a broader content production and distribution collaboration spanning programming, streaming, sponsorship, talent, and connected-television distribution, including distribution through webOS-enabled devices and the Company’s RoboStars program. The partnership includes plans for: (a) 3D content and worlds, (b) AR (“Augmented Reality”) and VR (“Virtual Reality”) characters, (c) AI “talking toys,” so a child can interact with a character, and (d) content distribution through a nationwide network of webOS-enabled televisions and tablets, under the recently announced Elf+ service. Elf+ will be a connected television application that will house the Company’s TV shows, movies, and interactive entertainment. As of the date of this Offering Circular, Elf+ has not yet launched , although the Company anticipates Elf+ launching in the next 12-24 months assuming it hits certain funding goals and business milestones.

17

As consideration for Cosmic Wire’s services under the MSA and SOWs, Elf Labs issued a warrant to Cosmic Wire for 5,000,000 shares of Class B Common Stock for consideration of the above as outlined in the SOWs. The warrant entitles Cosmic Wire to purchase 5,000,000 shares of the Company’s Class B Common Stock at an exercise price of $0.13 per share. The warrant was issued on June 24, 2026, and expires June 24, 2036. The warrant vests in approximately three equal tranches: 1,666,667 shares upon issuance, 1,666,667 shares upon acceptance of the first SOW deliverable, and 1,666,666 shares upon completion of the second SOW deliverable.

In order to pay for the warrant’s exercise price, Elf Labs issued a promissory note to Cosmic Wires for $752,000 that bears interest of 6.5% per annum, with payment tied to the three warrant vesting dates.

Intellectual Property

Elf Labs owns a substantial catalog of copyrights on characters from both the Junior Elf books as well as additional iterations of those characters developed by the Company.

As of the date of this Offering Circular, the Company owns the following United States copyrights covering its principal copyrighted works. The Company believes these copyrights are important to protecting its proprietary creative content and related intellectual property. United States copyright protection generally exists for the life of the author plus 70 years (or other applicable statutory term for works made for hire), subject to applicable law. Our literary copyrights expire between 2046 through 2072. The total number of copyrights in the Company’s portfolio is 435.

US Copyrights: Copyrights filed by Elf Labs, Inc. with the United States Copyright Office over the term of the Company’s operations

Full Title	Registration Number	Date	Type of Work	Claimant
Samuel Lowe Vintage Original SuperHeroes.	VAu000977425	2008-08-26	Visual Material	United Trademark Holdings, Inc.
Junior Elf Fairytale Princess.	VA0001761304	2011-02-06	Visual Material	United Trademark Holdings Inc
Snow White Zombie.	VAu001105730	2011-11-22	Visual Material	United Trademark Holdings Inc
Robo Cinderella.	VA0002355358	2023-05-28	Visual Material	United Trademark Holdings, Inc.
Robo Peter Pan.	VA0002355379	2023-05-28	Visual Material	United Trademark Holdings inc
Toon idol.	VAu000752871	2007-07-25	Visual Material	United Trademark Holdings, Inc.
Electroman.	VAu000972377	2008-09-17	Visual Material	United Trademark Holdings, Inc.
Flicker.	VAu000972378	2008-09-17	Visual Material	United Trademark Holdings, Inc.
The Resistance.	VAu000976142	2008-10-29	Visual Material	United Trademark Holdings Inc
Ageless Wonders- Ageless & Immortal- AI Superheros.	TXu001592124	2008-09-17	Text	United Trademark Holdings, Inc.
Peter Pan Superhero.	VAu000972381	2008-09-17	Visual Material	United Trademark Holdings, Inc.
American Rebel Toons.	VA0001398871	2007-03-05	Visual Material	United Trademark Holdings, Inc.
Tinker Bell Superhero.	VAu000979272	2008-11-24	Visual Material	United Trademark Holdings, Inc.
Red Riding Hood Superhero.	VAu000972379	2008-09-17	Visual Material	United Trademark Holdings, Inc.
Tin Man Superhero.	VA0001660113	2008-11-24	Visual Material	United Trademark Holdings Inc
Snow White Superhero.	VA0001660111	2008-11-24	Visual Material	United Trademark Holdings Inc
Rebel toons catalogue archive :no. 3.	VAu000749005	2007-06-29	Visual Material	United Trademark Holdings, Inc.
Rebel toons catalogue archive :no. 2.	VAu000748350	2007-06-12	Visual Material	United Trademark Holdings, Inc.
Rebel Toons catalogue archive :no. 4.	VAu000753929	2007-07-25	Visual Material	United Trademark Holdings, Inc.
Goldilocks Superhero.	VA0001657659	2008-11-24	Visual Material	United Trademark Holdings, Inc.
The Toon Studio of Beverly Hills.	VAu001001137	2009-08-24	Visual Material	United Trademark Holdings, Inc.
The Toon Studio Original Fairies.	VAu001026775	2010-05-03	Visual Material	United Trademark Holdings, Inc.
Once Upon a Zombie catalog.	VA0001801847	2012-01-15	Visual Material	United Trademark Holdings, Inc
Once Upon a Zombie tm.	VA0001841545	2012-09-23	Visual Material	United Trademark Holdings, Inc.
Pixie Chicks.	VAu001021468	2008-03-20	Visual Material	United Trademark Holdings, Inc.
The Toon Studio Alice in Wonderland.	VAu001027714	2010-05-12	Visual Material	United Trademark Holdings, Inc
Dinosaurs of the Jurassic Period.	VAu001358359	2019-03-11	Visual Material	United Trademark Holdings, Inc.

18

Full Title	Registration Number	Date	Type of Work	Claimant
Tinker Bell in Pink.	VAu000976652	2008-05-23	Visual Material	United Trademark Holdings, Inc.
Big Bad Zombie Wolf.	VAu001214399	2015-05-27	Visual Material	United Trademark Holdings, Inc.
Zombie Pocahontas.	VA0001907525	2014-03-27	Visual Material	United Trademark Holdings, Inc.
Teen Little Mermaid.	VA0001872001	2013-07-11	Visual Material	United Trademark Holdings, Inc.
CA814-Zombie Cars et al.	VA0001844618	2012-11-13	Visual Material	United Trademark Holdings Inc
Zombie Aladdin.	VA0001874883	2013-08-12	Visual Material	United Trademark Holdings, Inc.
RAPUNZEL.	VA0001874875	2013-08-22	Visual Material	United Trademark Holdings, Inc.
Captain Hook.	VA0002030350	2016-09-04	Visual Material	United Trademark Holdings, Inc.
The Jungle King Cub.	VAu001347522	2019-03-11	Visual Material	United Trademark Holdings, Inc.
Rebel Toons.	VAu000972125	2008-08-18	Visual Material	United Trademark Holdings, Inc.
The Jungle King.	VAu001347520	2019-03-11	Visual Material	United Trademark Holdings, Inc.
Original Cars Junior Elf Auto Club.	VAu001026786	2010-05-02	Visual Material	United Trademark Holdings, Inc.
Green Princess.	VAu001023021	2008-04-17	Visual Material	United Trademark Holdings, Inc.
Volksy.	VA0001888960	2013-11-26	Visual Material	United Trademark Holdings, Inc.
Zombie Cinderella.	VA0001908206	2014-03-27	Visual Material	United Trademark Holdings, Inc.
Orange Flame.	VA0001888947	2013-11-26	Visual Material	United Trademark Holdings, Inc.
Zombie Rapunzel.	VA0001907520	2014-03-27	Visual Material	United Trademark Holdings, Inc.
Blue Bolt.	VA0001888958	2013-11-26	Visual Material	United Trademark Holdings, Inc.
Sparkle Snow White.	VA0002428096	2024-09-11	Visual Material	United Trademark Holdings Inc.
Blackbeard.	VA0002030342	2016-09-04	Visual Material	United Trademark Holdings, Inc.
Volksy.	VA0001888957	2013-11-26	Visual Material	United Trademark Holdings, Inc.
Zombie Alice.	VA0001908208	2014-03-27	Visual Material	United Trademark Holdings, Inc.
Zombie Belle.	VA0001908212	2014-03-27	Visual Material	United Trademark Holdings, Inc.
Red Rocketor.	VA0001888944	2013-11-26	Visual Material	United Trademark Holdings, Inc.
2008 Toon Characters.	VAu000983518	2007-12-21	Visual Material	United Trademark Holdings, Inc.
REBEL TOONS.	VAu000953868	2007-08-30	Visual Material	United Trademark Holdings, Inc.
Snow Queen.	TX0009015589	2021-09-17	Text	United Trademark Holdings Inc.
The Snow Maiden.	TX0009015594	2021-09-17	Text	United Trademark Holdings Inc.
Bounce the Jeep.	VA0001888956	2013-11-26	Visual Material	United Trademark Holdings, Inc.
Itty Bitty Rapunzel.	VA0002187937	2019-06-03	Visual Material	United Trademark Holdings, Inc.
Toon Studio Frankenstein.	VA0002046605	2016-10-30	Visual Material	United Trademark Holdings, Inc.
Captain Hook the Pirate.	VA0002029865	2016-09-04	Visual Material	United Trademark Holdings, Inc.
Props the Runaway Plane.	VA0001888953	2013-11-26	Visual Material	United Trademark Holdings, Inc.
Teen Wicked Witch.	VA0001872005	2013-07-11	Visual Material	United Trademark Holdings, Inc.

19

Full Title	Registration Number	Date	Type of Work	Claimant
Teen Cinderella.	VA0001872009	2013-07-11	Visual Material	United Trademark Holdings, Inc.
Teen Sleeping Beauty.	VA0001872010	2013-07-11	Visual Material	United Trademark Holdings, Inc.
Once Upon a Zombie.	VA0001817012	2012-04-15	Visual Material	United Trademark Holdings, Inc.
The Toon Studio Fairytale Princess.	VA0002046670	2016-12-13	Visual Material	United Trademark Holdings, Inc.
The Lazy Automobile.	VA0002046653	2017-01-10	Visual Material	United Trademark Holdings, Inc.
1001 Arabian Nights.	VA0002030144	2016-09-07	Visual Material	United Trademark Holdings, Inc.
Abe the Auto, Original Cars.	VA0002046646	2017-01-10	Visual Material	United Trademark Holdings, Inc.
Teen Peter Pan.	VA0002046638	2017-01-09	Visual Material	United Trademark Holdings, Inc.
Pinkerbell.	VA0001419891	2007-06-06	Visual Material	United Trademark Holdings, Inc.
Preschool Princess.	VA0002046632	2017-01-10	Visual Material	United Trademark Holdings, Inc.
Long John Silver.	VA0002030356	2016-09-04	Visual Material	United Trademark Holdings, Inc.
Zombie Hansel & Gretel.	VA0001874651	2013-08-12	Visual Material	United Trademark Holdings, Inc.
Fairy Tale High Where Dreams Begin.	VA0001866658	2013-05-07	Visual Material	United Trademark Holdings, Inc.
Long John Silver the Pirate.	VA0002030357	2016-09-04	Visual Material	United Trademark Holdings, Inc.
Cyber Snow White.	VA0002289666	2022-01-31	Visual Material	United Trademark Holdings Inc.
Buddy the Little Taxi.	VA0001888954	2013-11-26	Visual Material	United Trademark Holdings, Inc.
Little Mermaid.	VA0002046668	2017-01-10	Visual Material	United Trademark Holdings, Inc.
Junior Elf Cars.	VA0002029855	2016-09-04	Visual Material	United Trademark Holdings, Inc.
Toon Studio Werewolf.	VA0002046608	2016-10-30	Visual Material	United Trademark Holdings, Inc.
Junior Elf Rapunzel Book.	TX0009392924	2024-05-12	Text	United Trademark Holdings Inc.
Zombie Tinker Bell.	VA0001874880	2013-08-12	Visual Material	United Trademark Holdings, Inc.
Toon Studio’s Pocahontas.	VA0002046625	2017-01-10	Visual Material	United Trademark Holdings, Inc.
Teen Snow White.	VA0001872012	2013-07-11	Visual Material	United Trademark Holdings, Inc.
Little Fire Engine.	VA0002046648	2017-01-10	Visual Material	United Trademark Holdings, Inc.
Zombie Little Red Riding Hood.	VA0001874874	2013-08-12	Visual Material	United Trademark Holdings, Inc.
Zombie Sleeping Beauty.	VA0001908211	2014-03-27	Visual Material	United Trademark Holdings, Inc.
Christmas Sleeping Beauty.	VAu001444935	2021-06-30	Visual Material	United Trademark Holdings Inc.

20

Full Title	Registration Number	Date	Type of Work	Claimant
The Jungle Book.	TX0009015608	2021-09-17	Text	United Trademark Holdings Inc.
Curvy Snow White.	VAu001437869	2021-07-04	Visual Material	United Trademark Holdings Inc.
Cyber Cinderella.	VA0002289664	2022-01-31	Visual Material	United Trademark Holdings Inc.
New Wizard of Oz.	VA0002046602	2016-10-30	Visual Material	United Trademark Holdings, Inc.
The Mad Hatter.	VA0002046630	2017-01-11	Visual Material	United Trademark Holdings, Inc.
Teen Tinker Bell.	VA0001872048	2013-07-10	Visual Material	United Trademark Holdings, Inc.
Zombie Peter Pan.	VA0001907526	2014-03-27	Visual Material	United Trademark Holdings, Inc.
Fairy Tale Academy School for the Performing Arts.	VA0001780657	2011-06-29	Visual Material	United Trademark Holdings Inc
Zombie Little Mermaid.	VA0001907527	2014-03-27	Visual Material	United Trademark Holdings, Inc.
The Toon Studio Fairytale Princess logo.	VA0002139327	2018-07-30	Visual Material	United Trademark Holdings, Inc.
Toon Studio Dracula.	VA0002046601	2016-10-30	Visual Material	United Trademark Holdings, Inc.
Teeny Toon Studio Royal Princesses.	VA0002046628	2017-04-19	Visual Material	United Trademark Holdings, Inc.
Fairy Tale High Where Dreams Begin logo.	VA0001860985	2013-03-07	Visual Material	United Trademark Holdings, Inc.
The Toon Studio’s Pocahontas.	VA0002046661	2017-01-10	Visual Material	United Trademark Holdings, Inc.
Toon Studio’s Goldilocks.	VA0002046656	2017-01-10	Visual Material	United Trademark Holdings, Inc.
Zombie Snow White.	VA0001907523	2014-03-27	Visual Material	United Trademark Holdings, Inc.
Zombie Cars Z Machines.	VA0001860984	2013-03-07	Visual Material	United Trademark Holdings, Inc.
Teen Alice.	VA0001872003	2013-07-12	Visual Material	United Trademark Holdings, Inc.
Puss & Boots.	VA0002046681	2016-11-28	Visual Material	United Trademark Holdings, Inc.
Itty Bitty Princess.	VA0002140343	2018-07-30	Visual Material	United Trademark Holdings, Inc.
Zombie Tinker Bell.	VA0001907529	2014-03-27	Visual Material	United Trademark Holdings, Inc.
Aladdin.	VA0002039506	2016-09-07	Visual Material	United Trademark Holdings, Inc.
Teen Belle.	VA0001872007	2013-07-11	Visual Material	United Trademark Holdings, Inc.
Teenage Princess.	VA0002046669	2017-01-10	Visual Material	United Trademark Holdings, Inc.
Blackbeard the Pirate.	VA0002030318	2016-09-04	Visual Material	United Trademark Holdings, Inc.
Itty Bitty Tinker Bell.	VA0002167301	2019-06-03	Visual Material	United Trademark Holdings, Inc.
Teen Prince Charming.	VAu001205710	2015-03-11	Visual Material	United Trademark Holdings, Inc.
Curvy Sleeping Beauty.	VAu001437871	2021-06-29	Visual Material	United Trademark Holdings Inc.
PINOCCHIO STYLE GUIDE.	VAu001257839	2016-06-16	Visual Material	United Trademark Holdings, Inc.
Curvy Cinderella.	VAu001437873	2021-06-29	Visual Material	United Trademark Holdings Inc.
Teen Pinocchio.	VAu001205705	2015-03-11	Visual Material	United Trademark Holdings, Inc.
Pixel Sleeping Beauty.	VAu001439267	2021-07-04	Visual Material	United Trademark Holdings Inc.

21

Full Title	Registration Number	Date	Type of Work	Claimant
Teen Rapunzel.	VA0001872013	2013-07-11	Visual Material	United Trademark Holdings, Inc.
Junior Elf Sleeping Beauty Book Cover Design.	VAu001531714	2024-04-30	Visual Material	United Trademark Holdings Inc.
Junior Elf Book-The Little Mermaid.	TXu002275687	2021-08-22	Text	United Trademark Holdings Inc.
Crypto Sleeping Beauty.	VAu001437929	2021-06-29	Visual Material	United Trademark Holdings Inc.
Shirley Frankenstein TV Concept.	PA0002466763	2024-03-01	Dramatic Works; or Choreography	United Trademark Holdings Inc.
Pixel Snow White.	VAu001439274	2021-07-04	Visual Material	United Trademark Holdings Inc.
Cyber Sleeping Beauty.	VA0002289657	2022-01-31	Visual Material	United Trademark Holdings Inc.
Toddler Princess.	VAu001310174	2017-09-12	Visual Material	United Trademark Holdings, Inc.
Pixel Cinderella.	VAu001437692	2021-07-04	Visual Material	United Trademark Holdings Inc.
Fairy Tale Academy School for the Performing Arts.	VA0001780290	2011-06-30	Visual Material	United Trademark Holdings, Inc.
Toon Studio’s Famous Pirates of the World.	VA0002030343	2016-09-04	Visual Material	United Trademark Holdings, Inc.
Beauty and the Beast Deck.	VA0002097856	2017-09-12	Visual Material	United Trademark Holdings, Inc.
Toon Studio’s Little Red Riding Hood.	VA0002046643	2017-01-10	Visual Material	United Trademark Holdings, Inc.
The Toon Studio of Beverly Hills Sleeping Beauty.	VAu000969061	2008-08-18	Visual Material	United Trademark Holdings, Inc
The Toon Studio of Beverly Hills Cinderella.	VAu000972884	2008-08-18	Visual Material	United Trademark Holdings, Inc
Once Upon a Zombie tm Princess tm.	VA0001907518	2014-03-27	Visual Material	United Trademark Holdings, Inc.
Tenika: The Princess and the Pea.	VA0002046666	2017-01-10	Visual Material	United Trademark Holdings, Inc.
The Toon Studio of Beverly Hills.	VAu000953876	2007-08-30	Visual Material	UNITED TRADEMARK HOLDINGS, INC.
Pixie Chicks Sugar Plum Fairy, Tinkerbell, Tooth Fairy - picture of 3 colored fairies.	VAu001026798	2010-05-03	Visual Material	United Trademark Holdings, Inc
The Toon Studio of Beverly Hills Tinker Bell.	VAu000972883	2008-08-18	Visual Material	United Trademark Holdings Inc
FAIRY TALE RISING BOOK ONE: ONCE UPON A ZOMBIE.	VA0001799505	2011-12-14	Visual Material	United Trademark Holdings, Inc.
Fairy Tale High Where Magic Happens.	VA0001872002	2013-07-17	Visual Material	United Trademark Holdings, Inc.
Pop Art Deck 2016.	VA0002046687	2016-11-28	Visual Material	United Trademark Holdings, Inc.
Pocahontas Toon Studio.	VA0002057095	2016-11-29	Visual Material	United Trademark Holdings, Inc.
Pop Art Hero Deck 2016.	VA0002046686	2016-11-28	Visual Material	United Trademark Holdings, Inc.
J.M. Barrie’s Peter Pan- A Junior Elf Book.	TXu002275839	2021-08-23	Text	United Trademark Holdings Inc.
Snow Queen: A Tale of Ice and Snow.	TX0009015600	2021-09-17	Text	United Trademark Holdings Inc.
Beauty and the Beast.	TX0009015605	2021-09-17	Text	United Trademark Holdings Inc.
The Toon Studio of Beverly Hills Snow White.	VAu000969072	2008-08-18	Visual Material	United Trademark Holdings Inc
Rebel Toons 2016.	VA0002057094	2016-11-28	Visual Material	United Trademark Holdings, Inc.
Peter Pan.	VA0002030139	2016-09-04	Visual Material	United Trademark Holdings, Inc.
Final 2016 Princess Style Guide.	VA0002030081	2016-09-06	Visual Material	United Trademark Holdings, Inc.
The Adventures of Pan in Neverland.	VA0002029869	2016-09-04	Visual Material	United Trademark Holdings, Inc.
I’m Teen Snow White.	VA0001874877	2013-08-13	Visual Material	United Trademark Holdings, Inc.
The Toon Studio Original Fairies Sugar Plum Fairy.	VA0001657656	2008-11-24	Visual Material	United Trademark Holdings Inc

22

Full Title	Registration Number	Date	Type of Work	Claimant
Fairy Tale Academy.	TX0007412761	2011-06-29	Text	United Trademark Holdings Inc
Original Monsters Toon Studio.	VA0002057178	2016-11-28	Visual Material	United Trademark Holdings, Inc.
Rudyard Kipling’s the Jungle book A Junior Elf Classic Book.	VAu001257841	2016-06-16	Visual Material	United Trademark Holdings, Inc.
The Toon Studio?s Wonderful Wizard of OZ .	VAu001257840	2016-06-16	Visual Material	United Trademark Holdings, Inc.
Green Fairy tales; Green Toons, Green Tales, Fairytale Green.	VAu001017084	2008-04-17	Visual Material	United Trademark Holdings, Inc.
Rebel Toons Style Guide 2008.	VA0001669595	2007-12-05	Visual Material	United Trademark Holdings, Inc.
The Toon Studio Rapunzel- A Junior Elf Book.	TXu002275811	2021-08-23	Text	United Trademark Holdings Inc.
The Pixie Chicks: Sugar Plum Fairy, Tinker Bell, The Tooth Fairy.	TX0009036413	2021-09-17	Text	United Trademark Holdings Inc.
The Toon Studio-Junior Elf Archive #1.	VAu000959640	2007-10-29	Visual Material	United Trademark Holdings, Inc.
Buddy the Little Taxi.	TX0009015623	2021-09-17	Text	United Trademark Holdings Inc.
The Toon Studio Original Fairies Sugar Plum Fairy.	VA0001657657	2008-11-24	Visual Material	United Trademark Holdings Inc
Sparkle Sleeping Beauty.	VA0002427431	2024-09-11	Visual Material	United Trademark Holdings Inc.
Itty Bitty Cinderella.	VA0002169696	2019-06-03	Visual Material	United Trademark Holdings, Inc.
Itty Bitty Snow White.	VA0002180110	2019-06-03	Visual Material	United Trademark Holdings, Inc.
Junior Elf Snow White.	TX0009400080	2024-05-12	Text	United Trademark Holdings Inc.
Robo Snow White.	VA0002355362	2023-05-28	Visual Material	United Trademark Holdings, Inc.
Peter Rabbit.	VA0002005402	2016-01-27	Visual Material	United Trademark Holdings, Inc.
Itty Bitty Sleeping Beauty.	VA0002188261	2019-06-03	Visual Material	United Trademark Holdings, Inc.
Itty Bitty Belle.	VA0002169695	2019-06-03	Visual Material	United Trademark Holdings, Inc.
Robot Little Mermaid.	VAu001437712	2021-07-04	Visual Material	United Trademark Holdings Inc.
BLACK TOOTH FAIRY.	VAu001437841	2021-06-25	Visual Material	United Trademark Holdings Inc.
BLACK TINKER BELL.	VAu001437796	2021-06-25	Visual Material	United Trademark Holdings Inc.
Vampire Sleeping Beauty.	VAu001444089	2021-06-30	Visual Material	United Trademark Holdings Inc.
Robo Rapunzel.	VA0002355359	2023-05-28	Visual Material	United Trademark Holdings, Inc.
Itty Bitty The Little Mermaid.	VA0002169698	2019-06-03	Visual Material	United Trademark Holdings, Inc.
Junior Elf Cinderella Book.	TX0009400075	2024-05-12	Text	United Trademark Holdings Inc.
Junior Elf Sleeping Beauty Book.	TX0009401732	2024-06-19	Text	United Trademark Holdings Inc.
Robo Snow Queen.	VA0002355360	2023-05-28	Visual Material	United Trademark Holdings, Inc.
Robot Snow White.	VAu001437694	2021-07-04	Visual Material	United Trademark Holdings Inc.
BLACK CINDERELLA.	VAu001437790	2021-06-25	Visual Material	United Trademark Holdings Inc.
Vampire Cinderella.	VAu001444091	2021-06-30	Visual Material	United Trademark Holdings Inc.
Sparkle Cinderella.	VA0002427427	2024-09-11	Visual Material	United Trademark Holdings Inc.
Robot Sleeping Beauty.	VAu001437699	2021-07-04	Visual Material	United Trademark Holdings Inc.
Robo Tinker Bell.	VA0002355378	2023-05-28	Visual Material	United Trademark Holdings Inc.
Robot Peter Pan.	VAu001437703	2021-07-04	Visual Material	United Trademark Holdings Inc.
Robot Cinderella.	VAu001437697	2021-07-04	Visual Material	United Trademark Holdings Inc.

23

Full Title	Registration Number	Date	Type of Work	Claimant
BLACK SUGAR PLUM FAIRY.	VAu001437827	2021-06-25	Visual Material	United Trademark Holdings Inc.
Sparkle Belle.	VA0002433073	2024-09-20	Visual Material	United Trademark Holdings Inc.
Christmas Snow White.	VAu001443989	2021-06-30	Visual Material	United Trademark Holdings Inc.
Sparkle Rapunzel.	VA0002433072	2024-09-20	Visual Material	United Trademark Holdings Inc.
Christmas Cinderella.	VAu001443988	2021-06-30	Visual Material	United Trademark Holdings Inc.
BLACK SNOW WHITE.	VAu001437789	2021-06-25	Visual Material	United Trademark Holdings Inc.
Robo Belle.	VA0002355365	2023-05-28	Visual Material	United Trademark Holdings, Inc.
Robo Pinocchio.	VA0002355361	2023-05-28	Visual Material	United Trademark Holdings, Inc.
Toon Studio Cars Deck.	VA0002005396	2016-01-27	Visual Material	United Trademark Holdings, Inc.
Zombie Cars Character Art.	VA0002005401	2016-01-27	Visual Material	United Trademark Holdings, Inc.
Robo Little Mermaid.	VA0002355366	2023-05-28	Visual Material	United Trademark Holdings, Inc.
Snow Queen Deck.	VA0002005399	2016-01-27	Visual Material	United Trademark Holdings, Inc.
Vampire Snow White.	VAu001443992	2021-06-30	Visual Material	United Trademark Holdings Inc.
Junior Elf Fairytale Princess Deck 2016.	VA0002005400	2017-08-12	Cancelled Registration	United Trademark Holdings, Inc.
Vintage Storybook Collection.	VA0002005398	2017-08-09	Cancelled Registration	United Trademark Holdings, Inc.
The Toon Studio of Beverly Hills 2008 Style Guide.	VA0001623216	2007-11-15	Visual Material	United Trademark Holdings, Inc.
The Toon Studio Junior Elf Book Art.	VA0002005397	2017-08-12	Cancelled Registration	United Trademark Holdings, Inc.
Toon Studio Research and Development.	VAu001446200	2021-07-13	Visual Material	United Trademark Holdings Inc.
BLACK SLEEPING BEAUTY.	VAu001437792	2021-06-25	Visual Material	United Trademark Holdings Inc.
Curvy Princess.	VAu001430888	2021-03-29	Visual Material	United Trademark Holdings Inc.
Toon Studio Zombie Princess.	VA0001824473	2012-05-18	Visual Material	United Trademark Holdlings, Inc
Pixel Princess and 3 Other Unpublished Works.	VAu001440258	2021-05-10	Visual Material	United Trademark Holdings Inc.
Dia de Muertos Sleeping Beauty Day of the Dead and 2 Other Unpublished Works.	VAu001383608	2019-11-12	Visual Material	United Trademark Holdings, Inc.
Rebel Toons Catalogue of Characters.	VAu001001136	2009-08-24	Visual Material	Untied Trademark Holdings, Inc.

24

Literary Copyrights: Literary copyrights correspond to books published by Junior Elf

Title	Copyright Date	Registration Number	Renewal Registration Number	Renewal Date	Copyright Expiration Year
Cinderella	10/15/1956	A00000259099	RE0000221527	Renewed in 1984	2051
Alice In Wonderland	1/15/1951	A0000053224	RE0000029510	Renewed in 1979	2046
Sleeping Beauty	7/21/1959	A00000405163	RE0000361385	Renewed in 1987	2054
Snow White and the Seven Dwarfs	12/28/1959	A00000428308	RE0000360553	Renewed in 1987	2054
Snow White and Rose-Red	2/15/1968	A972963	A972963	Autorenewed by U.S. Copyright Office	2062
Mary Had a Little Lamb	6/10/1955	A00000190582	RE0000178418	Renewed in 1983	2050
Hiawatha	8/29/1950	A0000048103	RE0000001941	Renewed in 1978	2045
The Freight Train	7/5/1956	A00000245823	RE0000221512	Renewed in 1984	2051
Little Red Riding Hood	1/15/1951	A00000053227	RE0000029513	Renewed in 1979	2046
Noah’s Ark	5/23/1952	A00000067564	RE0000074068	Renewed in 1980	2047
Pochahontas	5/10/1957	A00000285524	RE0000261330	Renewed in 1985	2052
Puss In Boots	6/10/1955	A00000197931	RE0000178423	Renewed in 1983	2050
Rumpelstiltskin	10/14/1959	A00000413714	RE0000360550	Renewed in 1987	2054
The Three Bears Visit Goldilocks	1/23/1951	A00000053229	RE0000029515	Renewed in 1979	2046
The Ugly Duckling	9/25/1959	A00000411322	RE0000360548	Renewed in 1987	2054
Humpty Dumpty and Other Mother Goose Rhymes	6/25/1952	A00000068500	RE0000074064	Renewed in 1980	2047
Jack and the Beanstalk	6/22/1951	A0000057184	RE000032708	Renewed in 1979	2046
Jack and the Beanstalk	7/1/1969	A91838	A91838	Autorenewed by U.S. Copyright Office	2064
Peter Rabbit	12/18/1953	A00000118602	RE0000104921	Renewed in 1981	2048
The Sleeping Beauty	12/26/1951	A00000062935	RE0000032720	Renewed in 1979	2046
The Gingerbread Man	5/17/1954	A00000140649	RE0000144143	Renewed in 1982	2049
Aesop’s Fables	10/9/1952	A00000071203	RE0000074074	Renewed in 1980	2047
Alphabet Walks	1973	A531847	A531847	Autorenewed by U.S. Copyright Office	2068
AMOS Learns to Talk: The Story of a Little Duck	1/23/1951	A00000053228	RE0000029514	Renewed in 1979	2046
Animal ABC Book	1/3/1964	A832900	A832900	Autorenewed by U.S. Copyright Office	2059
The Animal Show	8/8/1986	No. 851235 (1966)	No. 851235 (1966)	Autorenewed by U.S. Copyright Office	2060
Baby Sister	8/8/1986	846224 (1964)	846224 (1964)	Autorenewed by U.S. Copyright Office	2059
Bedtime Stories	4/18/1955	A00000183767	RE0000178415	Renewed in 1983	2050
Billy Whisker’s Twins	5/16/1956	A00000237678	RE0000221500	Renewed in 1984	2051
Billy’s Treasure	7/1/1972	A375778	A375778	Autorenewed by U.S. Copyright Office	2067
Bronto the Dinosaur	8/8/1986	A42770 (1968)	A42770 (1968)	Autorenewed by U.S. Copyright Office	2062
Building a Skyscraper	1974	A531848	A531848	Autorenewed by U.S. Copyright Office	2068
The Bunny Twins	8/8/1986	846218 (1964)	846218 (1964)	Autorenewed by U.S. Copyright Office	2059
The Busy Ants	1974	A531846	A531846	Autorenewed by U.S. Copyright Office	2068
The Busy Book	5/28/1952	A00000067565	RE0000074067	Renewed in 1980	2047
The Busy Bulldozer	6/23/1952	A00000068502	RE0000074063	Renewed in 1980	2047
The Cap That Mother Made	2/15/1968	A972966	A972966	Autorenewed by U.S. Copyright Office	2062
Chatterduck	2/15/1968	A972965	A972965	Autorenewed by U.S. Copyright Office	2062
Chester the Little Pony	7/13/1951	A00000057639	RE0000032713	Renewed in 1979	2046
The Children That Lived in A Shoe	7/13/1951	A00000057640	RE0000032714	Renewed in 1979	2046
Choo-Choo the Little Switch Engine	10/14/1954	A00000157506	RE0000144141	Renewed in 1982	2049
Copy-Kitten	7/15/1957	A00000308367	RE0000266774	Renewed in 1985	2052
Cowboy Eddie	6/20/1950	A00000045130	RE0000002792	Renewed in 1978	2045

25

Title	Copyright Date	Registration Number	Renewal Registration Number	Renewal Date	Copyright Expiration Year
Cowboys	2/10/1958	A324052	A324052	Autorenewed by U.S. Copyright Office	2053
Crosspatch	2/18/1964	A852071	A852071	Autorenewed by U.S. Copyright Office	2059
Crybaby Calf	4/3/1957	A00000282940	RE0000266760	Renewed in 1985	2052
Davy’s Little Horse	6/21/1956	A00000241843	RE0000221501	Renewed in 1984	2051
Early One Morning	8/8/1986	835145 (1963)	835145 (1963)	Autorenewed by U.S. Copyright Office	2058
The Elves and The Shoemaker	6/12/1959	A00000394424	RE0000360541	Renewed in 1987	2054
The Emperor’s New Clothes	11/1/1968	A42778	A42778	Autorenewed by U.S. Copyright Office	2063
Farm Animals	4/2/1957	A00000284141	RE0000266759	Renewed in 1985	2052
Farm Babies	6/26/1956	A00000244728	RE0000221509	Renewed in 1984	2051
A Farm For Andy	7/20/1951	A00000057638	RE0000032712	Renewed in 1979	2046
The Farmer in the Dell	2/15/1968	A972964	A972964	Autorenewed by U.S. Copyright Office	2062
Freddie’s Private Cloud	8/1/1971	A308771	A308771	Autorenewed by U.S. Copyright Office	2066
From Tadpoles to Frogs	1974	A531844	A531844	Autorenewed by U.S. Copyright Office	2068
Funland Party	7/13/1953	A00000100102	RE0000104914	Renewed in 1981	2048
Fussbunny	11/28/1955	A00000213103	RE0000178427	Renewed in 1983	2050
A Garden is Good	9/23/1963	A852073	A852073	Autorenewed by U.S. Copyright Office	2058
Happy Holidays	11/30/1953	A00000116385	RE0000104920	Renewed in 1981	2048
Hey Diddle, Diddle and Other Nonsense Rhymes	6/21/1956	A00000241844	RE0000221502	Renewed in 1984	2051
Hide-Away Puppy	12/15/1952	A00000073781	RE0000074069	Renewed in 1980	2047
Homes in the City	1974	A531845	A531845	Autorenewed by U.S. Copyright Office	2068
The Honeybee	7/1/1972	A375779	A375779	Autorenewed by U.S. Copyright Office	2067
Hopaway Joey	8/8/1986	A42775	A42775	Autorenewed by U.S. Copyright Office	2062
Jeepers the Little Frog	6/23/1986	851234	851234	N/A	2060
Jo Jo	12/29/1964	A852072	A852072	Autorenewed by U.S. Copyright Office	2059
Johnny and the Birds	6/20/1950	A00000045129	RE0000002791	Renewed in 1978	2045
Johnny the Fireman	4/30/1954	A00000138020	RE0000144147	Renewed in 1982	2049
Larry the Canary	8/3/1959	A00000405159	RE0000360606	Renewed in 1987	2054
Let’s Grow Things	8/8/1986	A42772 (1968)	A42772 (1968)	Autorenewed by U.S. Copyright Office	2062
The Lion and the Mouse	11/1/1968	A42777	A42777	Autorenewed by U.S. Copyright Office	2063
Little Cub Scout	12/29/1961	A851(illegible)	A851(illegible)	Autorenewed by U.S. Copyright Office	2059
Little Friends: Kittens, Puppies, Bunnies	12/26/1951	A00000062937	RE0000034403	Renewed in 1979	2046
Little Lost Kitten: Story of Williamsburg	7/2/1956	A00000243985	RE0000221506	Renewed in 1984	2051
The Little Mailman of Bayberry Lane	6/6/1952	A00000067956	RE0000074066	Renewed in 1980	2047
Little Majorette	6/15/1959	A00000399962	RE0000360546	Renewed in 1987	2054
Little Miss Muffet and Other Nursery Rhymes	12/10/1956	A00000263179	RE0000221528	Renewed in 1984	2051
Little Skater	12/7/1959	A00000421196	RE0000360618	Renewed in 1987	2054
Look For a Rainbow	6/1/1972	A375780	A375780	Autorenewed by U.S. Copyright Office	2067
Looking In and Other Poems	11/1/1968	A42773	A42773	Autorenewed by U.S. Copyright Office	2063
Lucinda the Little Donkey	12/15/1952	A00000073782	RE0000074073	Renewed in 1980	2047
Misty the Wonder Pony	6/26/1956	A00000244729	RE0000207325	Renewed in 1984	2051
Mommy Cat and Her Kittens	7/24/1959	A00000441638	RE0000360620	Renewed in 1987	2054
Mr. Bear’s House	6/3/1957	JP0000005406	RE0000260928	Renewed in 1985	2052

26

Title	Copyright Date	Registration Number	Renewal Registration Number	Renewal Date	Copyright Expiration Year
Muggins Becomes a Hero	10/10/1965	A846896	A846896	Autorenewed by U.S. Copyright Office	2060
Muggins’ Big Balloon	12/29/1964	A852142	A852142	Autorenewed by U.S. Copyright Office	2059
Muggins Mouse	4/21/1964	A846897	A846897	Autorenewed by U.S. Copyright Office	2059
Muggins Takes Off	12/29/1964	A852144	A852144	Autorenewed by U.S. Copyright Office	2059
My Happy Day: A Word Book	7/24/1951	A00000057636	RE0000034402	Renewed in 1979	2046
Nancy Plays Nurse	8/6/1965	A846226	A846226	Autorenewed by U.S. Copyright Office	2060
Number 9 the Little Fire Engine	8/29/1950	A00000048102	RE0000001940	Renewed in 1978	2045
The Old Woman and Her Pig	10/9/1952	A00000071202	RE0000074075	Renewed in 1980	2047
Our Animal Friends	10/15/1956	A00000259097	RE0000221525	Renewed in 1984	2051
Our Auto Trip	6/16/1952	A00000067957	RE0000074065	Renewed in 1980	2047
Outdoor Fun	7/23/1953	A00000100447	RE0000104916	Renewed in 1981	2048
Parakeet Peter	3/31/1954	A00000132949	RE0000144149	Renewed in 1982	2049
Peaky Beaky	8/8/1986	V2203P189	V2203P189	Autorenewed by U.S. Copyright Office	2062
People Who Work at Night	1974	A531838	A531838	Autorenewed by U.S. Copyright Office	2068
Pets	3/31/1954	A00000132948	RE0000144150	Renewed in 1982	2049
Pillowtime Tales	10/15/1956	A00000239098	RE0000221526	Renewed in 1984	2051
Plump Pig	7/2/1956	A00000243987	RE0000221507	Renewed in 1984	2051
Pocahontas - A Little Indian Girl of Jamestown	5/10/1957	A00000285524	RE0000261330	Renewed in 1985	2052
Pokey Bear	4/16/1965	A852070	A852070	Autorenewed by U.S. Copyright Office	2060
The Pony Twins	2/18/1964	A852075	A852075	Autorenewed by U.S. Copyright Office	2059
Popcorn Party	1/20/1953	A00000079519	RE0000082086	Renewed in 1980	2047
Prayers and Graces For A Small Child	4/18/1955	A00000183768	RE0000178416	Renewed in 1983	2050
A Present For the Princess	5/4/1959	A00000389607	RE0000360582	Renewed in 1987	2054
Princess and the Pea	12/29/1965	A854471	A854471	Autorenewed by U.S. Copyright Office	2060
Pudgy the Little Bear	7/15/1948	A24131	A24131	Autorenewed by U.S. Copyright Office	2059
Puppies to Love	8/1/1971	A308770	A308770	Autorenewed by U.S. Copyright Office	2066
Read Me Some Poems	11/1/1968	A42774	A42774	Autorenewed by U.S. Copyright Office	2063
A Rocket For A Cow	8/8/1986	V2203P189	V2203P189	Autorenewed by U.S. Copyright Office	2060
Santa’s Rocket Sleigh	5/22/1957	A00000288597	RE0000266764	Renewed in 1985	2052
The Seven Wonderful Cats	8/22/1956	A00000250650	RE0000221514	Renewed in 1984	2051
The Smart Little Mouse	8/29/1950	A00000048104	RE0000002800	Renewed in 1978	2045
Sparky the Fire Dog	12/9/1954	A00000164876	RE0000144138	Renewed in 1982	2049
Stories of the Christ Child	7/23/1953	A00000100446	RE0000111702	Renewed in 1981	2048
The Story of David	8/8/1986	852077 (1965)	852077 (1965)	Autorenewed by U.S. Copyright Office	2060
The Story of Joseph	8/4/1965	A852078	A852078	Autorenewed by U.S. Copyright Office	2060
Surprise!	12/10/1956	A00000263454	RE0000221529	Renewed in 1984	2051
The Teddy Bear Twins	4/16/1965	A846219	A846219	Autorenewed by U.S. Copyright Office	2060
Teddy the Terrier	8/22/1956	A00000250649	RE0000221513	Renewed in 1984	2051
The Ten Commandments for Children	6/26/1956	A00000244730	RE0000221511	Renewed in 1984	2051
Three Little Bunnies	8/29/1950	A00000048101	RE0000002799	Renewed in 1978	2045
Three Little Puppies	2/7/1951	A00000053338	RE0000029516	Renewed in 1979	2046
Time For Everything	6/1/1972	A375781	A375781	Autorenewed by U.S. Copyright Office	2065
Timothy Tiger	8/3/1959	A00000405160	RE0000360607	Renewed in 1987	2054

27

Title	Copyright Date	Registration Number	Renewal Registration Number	Renewal Date	Copyright Expiration Year
A Trip in Space	11/1/1968	A42776	A42776	Autorenewed by U.S. Copyright Office	2063
Tubby Turtle	8/3/1959	A00000405161	RE0000360608	Renewed in 1987	2054
Turtles Turn Up on Tuesday	6/1/1972	A375782	A375782	Autorenewed by U.S. Copyright Office	2065
The Twenty-Third Psalm	9/28/1964	A852145	A852145	Autorenewed by U.S. Copyright Office	2059
Volksy the Little Yellow Car	1/13/1965	A840989	A840989	Autorenewed by U.S. Copyright Office	2060
When God Imagined A World	9/28/1964	A840990	A840990	Autorenewed by U.S. Copyright Office	2059
Who Wants a Pop Can Park?	1/1/1972	A575777	A575777	Autorenewed by U.S. Copyright Office	2067
Wild Animals	12/26/1951	A00000064874	RE0000032723	Renewed in 1979	2047
Alexander Kitten	1/2/1959	A00000372038	RE0000360580	Renewed in 1987	2054
All Around the City	4/1/1968	A985030	A985030	Autorenewed by U.S. Copyright Office	2062
The Animal Fair	3/23/1964	A843269	A843269	Autorenewed by U.S. Copyright Office	2059
Animal Mysteries	7/1/1971	A263026	A263026	Autorenewed by U.S. Copyright Office	2066
The Animals at the Seashore	8/8/1986	A884151 (1966)	A884151 (1966)	Autorenewed by U.S. Copyright Office	2061
Animals Talk to Me	8/8/1986	A908658 (1967)	A908658 (1967)	Autorenewed by U.S. Copyright Office	2061
The Animals Bus Ride	9/8/1965	A843267	A843267	Autorenewed by U.S. Copyright Office	2060
The Animals Tea Party	4/16/1965	A843266	A843266	Autorenewed by U.S. Copyright Office	2060
The Animals Train Ride	12/18/1953	A00000118604	RE0000104923	Renewed in 1981	2048
The Baby Animal Zoo	7/1/1971	A263025	A263025	Autorenewed by U.S. Copyright Office	2066
Baby’s Own Mother Goose	7/1/1969	A91834	A91834	Autorenewed by U.S. Copyright Office	2064
Backyard Circus	2/1/1968	A968226	A968226	Autorenewed by U.S. Copyright Office	2062
The Bears’ Picnic	5/17/1954	A00000140647	RE0000144145	Renewed in 1982	2049
Benjie Engie	8/21/1950	A00000047288	RE0000002794	Renewed in 1978	2045
Beth’s Happy Day	8/8/1986	A910161 (1967)	A910161 (1967)	Autorenewed by U.S. Copyright Office	2061
The Big Red Apple	7/1/1969	A91829	A91829	Autorenewed by U.S. Copyright Office	2063
Bobby’s Magic Blanket	1974	A531842	A531842	Autorenewed by U.S. Copyright Office	2068
Captain Kitty	6/16/1951	A00000057183	RE0000032707	Renewed in 1979	2046
Davy Deer’s New Red Scarf	8/8/1986	A911245 (1967)	A911245 (1967)	Autorenewed by U.S. Copyright Office	2061
The Disposal Truck	7/1/1969	A91833	A91833	Autorenewed by U.S. Copyright Office	2064
Dolls From Many Lands	7/1/1975	A690299	A690299	Autorenewed by U.S. Copyright Office	2070
The Elves and the Shoemaker	8/8/1986	A911235 (1967)	A911235 (1967)	Autorenewed by U.S. Copyright Office	2061
Farm Animals	8/8/1986	A910162 (1967)	A910162 (1967)	Autorenewed by U.S. Copyright Office	2061
Farm Pets	5/17/1954	A00000140648	RE0000144144	Renewed in 1982	2049
Feathered Friends	7/15/1957	A00000308365	RE0000266773	Renewed in 1985	2052
Feeding Time at the Zoo	7/1/1971	A263021	A263021	Autorenewed by U.S. Copyright Office	2066
Fire Fighters	7/1/1971	A262822	A262822	Autorenewed by U.S. Copyright Office	2066
Fireman Joe	6/15/1959	A00000395628	RE0000360585	Renewed in 1987	2054
Five Beds For Bitsy	1/15/1951	A00000053226	RE0000029512	Renewed in 1979	2046
The Flying Sandbox	12/29/1952	A00000097367	RE0000074072	Renewed in 1980	2047
The Giant’s Shoe	2/1/1968	A968225	A968225	Autorenewed by U.S. Copyright Office	2062
Hickory Dickory Dock	3/24/1964	A843270	A843270	Autorenewed by U.S. Copyright Office	2059
Hide-Away Animals	7/15/1957	A00000308364	RE0000266772	Renewed in 1985	2052
Hoppity Skip	7/1/1971	A262824	A262824	Autorenewed by U.S. Copyright Office	2066

28

Title	Copyright Date	Registration Number	Renewal Registration Number	Renewal Date	Copyright Expiration Year
How Chicks are Born	4/1/1968	A985029	A985029	Autorenewed by U.S. Copyright Office	2062
How Seeds Travel	8/8/1986	A885765 (1976)	A885765 (1976)	Autorenewed by U.S. Copyright Office	2071
Humpty Dumpty and Other Mother Goose Rhymes	6/25/1952	A00000068500	RE0000074064	Renewed in 1980	2047
I Like	9/1/1965	A851700	A851700	Autorenewed by U.S. Copyright Office	2060
I Once Knew	8/8/1986	V2203P208	V2203P208	Autorenewed by U.S. Copyright Office	2062
Jack and the Beanstalk	6/22/1951	A00000057184	RE0000032708	Renewed in 1979	2046
Jack Sprat	8/8/1986	A908657 (1967)	A908657 (1967)	Autorenewed by U.S. Copyright Office	2063
Johnny’s Secret	8/8/1986	A690288 (1975)	A690288	Autorenewed by U.S. Copyright Office	2070
Kittens	7/23/1953	A00000100443	RE0000105638	Renewed in 1981	2048
Let’s Find Koala Bears	7/1/1969	A91832	A91832	Autorenewed by U.S. Copyright Office	2064
Let’s Read About Rocks	7/1/1969	A91837	A91837	Autorenewed by U.S. Copyright Office	2064
Little Bird	5/26/1964	A851703	A851703	Autorenewed by U.S. Copyright Office	2059
Little Bo-Peep	8/11/1966	A864433	A864433	Autorenewed by U.S. Copyright Office	2061
Little Boy Blue’s Horn	4/26/1965	A851705	A851705	Autorenewed by U.S. Copyright Office	2060
Little Donkey	5/26/1964	A851708	A851708	Autorenewed by U.S. Copyright Office	2059
Little Elephant	6/15/1959	A00000395629	RE0000360605	Renewed in 1987	2054
Little Lamb’s Hat	12/29/1952	A00000097368	RE0000074071	Renewed in 1980	2047
The Little Red Boot	8/8/1986	A911243 (1967)	A911243 (1967)	Autorenewed by U.S. Copyright Office	2061
Little Toy Train	9/2/1965	A851710	A851710	Autorenewed by U.S. Copyright Office	2060
Look! A Parade	8/8/1986	A911244 (1967)	A911244 (1967)	Autorenewed by U.S. Copyright Office	2061
The Magician’s Counting Book	1974	A531837	A531837	Autorenewed by U.S. Copyright Office	2068
Mailman Mike	1/2/1959	A00000372039	RE0000360581	Renewed in 1987	2054
Me Myself and God	8/8/1986	A833278 (1965)	A833278 (1965)	Autorenewed by U.S. Copyright Office	2060
A Moth is Born	4/1/1968	A985036	A985036	Autorenewed by U.S. Copyright Office	2062
Mr. Flopears	7/1/1969	A91840	A91840	Autorenewed by U.S. Copyright Office	2064
The Mulberry Bush	7/1/1969	A91831	A91831	Autorenewed by U.S. Copyright Office	2064
My Birthday Book	8/8/1986	A885766 (1976)	A885766 (1976)	Autorenewed by U.S. Copyright Office	2062
My Cowboy Book	4/1/1968	A985032	A985032	Autorenewed by U.S. Copyright Office	2062
My First Picture Book of Christmas Carols	8/8/1986	TX 408-884 (1979)	TX 408-884 (1979)	Autorenewed by U.S. Copyright Office	2074
My Indian Book	7/1/1969	A91830	A91830	Autorenewed by U.S. Copyright Office	2063
My Magic Telephone	7/01/1975	A690292	A690292	Autorenewed by U.S. Copyright Office	2070
My Oak Tree	1974	A531839	A531839	Autorenewed by U.S. Copyright Office	2068
Nubbins and the Tractor	12/26/1951	A00000062936	RE0000032721	Renewed in 1979	2046
Peek-A-Boo and Other Games for Toddlers	5/4/1965	A851709	A851709	Autorenewed by U.S. Copyright Office	2060
The Pet Parade	7/1/1969	A91839	A91839	Autorenewed by U.S. Copyright Office	2064
Peter and His Prayers	6/30/1966	A852074	A852074	Autorenewed by U.S. Copyright Office	2061
A Picnic in the Park	1974	A531840	A531840	Autorenewed by U.S. Copyright Office	2068
Pillowtime Tales	10/15/1956	A00000259098	RE0000221526	Renewed in 1984	2051
Raggedy Goat and Other Verses	4/1/1968	A985034	A985034	Autorenewed by U.S. Copyright Office	2062
Road Builders	1986-08-08	A885764 (1976)	A885764 (1976)	Autorenewed by U.S. Copyright Office	2071

29

Title	Copyright Date	Registration Number	Renewal Registration Number	Renewal Date	Copyright Expiration Year
Seashells For Katy and Andy	1974	A531841	A531841	Autorenewed by U.S. Copyright Office	2068
The Sleeping Tree Mystery	7/1/1975	A690291	A690291	Autorenewed by U.S. Copyright Office	2070
The Sparrows’ Nest	7/1/1969	A91835	A91835	Autorenewed by U.S. Copyright Office	2064
The Story of Old King Cole	7/1/1975	A4690291	A4690291	Autorenewed by U.S. Copyright Office	2070
Teeny Teeny Tiny Giraffe	7/1/1975	A690290	A690290	Autorenewed by U.S. Copyright Office	2070
A Thousand Candy Santas	8/8/1986	A930916 (1977)	A930916 (1977)	Autorenewed by U.S. Copyright Office	2072
Tie My Shoe	4/7/1964	A833279	A833279	Autorenewed by U.S. Copyright Office	2059
Time for a Rhyme	8/8/1986	A909374 (1967)	A909374 (1967)	Autorenewed by U.S. Copyright Office	2061
Timmy Mouse	6/22/1951	A00000057186	RE0000032710	Renewed in 1979	2046
Tommy’s Tooth	4/1/1968	A985031	A985031	Autorenewed by U.S. Copyright Office	2062
The Town Mouse and the Country Mouse	1974	A531838	A531838	Autorenewed by U.S. Copyright Office	2068
The Treasure Trunk	4/1/1968	A985033	A985033	Autorenewed by U.S. Copyright Office	2062
A Walk in the Zoo	7/1/1971	A263023	A263023	Autorenewed by U.S. Copyright Office	2066
A Walk with Grandpa	2/1/1968	A968227	A968227	Autorenewed by U.S. Copyright Office	2062
What Are Daisies For?	7/1/1975	A690295	A690295	Autorenewed by U.S. Copyright Office	2070
What Can I Do?	4/10/1961	A495739	A495739	Autorenewed by U.S. Copyright Office	2066
What’s in the Bakery Truck	4/1/1968	A985035	A985035	Autorenewed by U.S. Copyright Office	2062
Buddy the Little Taxi	9/17/2021	TX 9-015-623	TX 9-015-623	Active	Life of Author + 70 years
The Pixie Chicks: Sugar Plum Fairy, Tinker Bell, The Tooth Fairy	9/17/2021	TX 9-036-413	TX 9-036-413	Active	Life of Author + 70 years
The Jungle Book	9/17/2021	TX 9-015-608	TX 9-015-608	Active	Life of Author + 70 years
Beauty and the Beast	9/17/2021	TX 9-015-605	TX 9-015-605	Active	Life of Author + 70 years
Snow Queen: A Tale of Ice and Snow	9/17/2021	TX 9-015-600	TX 9-015-600	Active	Life of Author + 70 years
The Snow Maiden	9/17/2021	TX 9-015-594	TX 9-015-594	Active	Life of Author + 70 years
Rapunzel	8/28/2021	TXu002275811	TXu002275811	Active	Life of Author + 70 years
The Little Mermaid	8/22/2021	Txu002275687	Txu002275687	Active	Life of Author + 70 years
Snow Queen	9/17/2021	TX 9-015-589	TX 9-015-589	Active	Life of Author + 70 years

30

Registered Trademarks: The following trademarks are currently active and maintain registered status

Serial Number	Registration Number	Word Mark	Country	Date Registered	Status / Notes
86773329	5200789	ZOMBIE SNOW QUEEN	USA	05/09/2017	Registered
86615107	5125073	ZOMBIE PRINCE CHARMING	USA	01/17/2017	Registered
86564392	5091935	ZOMBIE PINOCCHIO	USA	11/29/2016	Registered
86483048	4906077	HAUNTINGLY BEAUTIFUL	USA	02/23/2016	Registered
86623018	5209891	ZOMBIE TINKER BELL	USA	05/23/2017	Registered
90802145	6686744	ONCE UPON A ZOMBIE	USA	03/29/2022	Registered
85978984	4403514	ONCE UPON A ZOMBIE	USA	09/17/2013	Registered
86256629	4634365	ZOMBIE PRINCESS	USA	11/04/2014	Registered
85723001	4956152	ZOMBIE ALICE	USA	05/10/2016	Registered
85706113	4822434	ZOMBIE CINDERELLA	USA	09/29/2015	Registered
85706110	4822433	ZOMBIE SNOW WHITE	USA	09/29/2015	Registered
85723011	4552398	ZOMBIE PRINCESS	USA	06/17/2014	Registered
85723009	4463715	ZOMBIE LITTLE MERMAID	USA	01/07/2014	Registered
85723007	4475860	ZOMBIE BELLE	USA	01/28/2014	Registered
85722997	5027339	ZOMBIE RAPUNZEL	USA	08/23/2016	Registered
88097813	5721397	ZOMBIE PETER PAN	USA	04/09/2019	Registered
86564390	5120074	TEEN PRINCE CHARMING	USA	01/10/2017	Registered
86533027	4989621	TEEN CINDERELLA	USA	06/28/2016	Registered
86533022	4989620	TEEN SNOW WHITE	USA	06/28/2016	Registered
86564389	5166959	TEEN PINOCCHIO	USA	03/21/2017	Registered
86533005	4989619	TEEN SLEEPING BEAUTY	USA	06/28/2016	Registered
86532994	5115108	TEEN PETER PAN	USA	01/03/2017	Registered
87295587	5265227	TEEN POCAHONTAS	USA	08/15/2017	Registered
85846823	4745896	TEEN RAPUNZEL	USA	06/02/2015	Registered
85691066	4268360	TEEN SNOW	USA	01/01/2013	Registered
85690747	4268359	TEEN BEAUTY	USA	01/01/2013	Registered
85690744	4298259	TEEN CINDY	USA	03/05/2013	Registered
85918615	4461610	TEEN WICKED WITCH	USA	01/07/2014	Registered
85846819	4392310	TEEN BELLE	USA	08/27/2013	Registered
85831049	4395776	TEEN ALICE	USA	09/03/2013	Registered
85541877	4190802	TEENAGE PRINCESS	USA	08/14/2012	Registered
85507516	4197676	TEENAGE PRINCESS	USA	08/28/2012	Registered
90831698	6693994	TEEN LITTLE MERMAID	USA	04/05/2022	Registered
86093668	4804650	FAIRY TALE HIGH	USA	09/01/2015	Registered
85695916	4264759	FAIRY TALE HIGH	USA	12/25/2012	Registered
85824006	4410281	JUNIOR ELF FAIRYTALE PRINCESS	USA	10/01/2013	Registered
77662670	4056676	JUNIOR ELF FAIRYTALE PRINCESS	USA	11/15/2011	Registered
90642415	7183537	CINDERELLA PICTURE PLAY RECORDS.PR7B THE RECORD GUILD OF AMERICA INC, NEW YORK 18,N.Y.	USA	10/03/2023	Registered
77505846	3801626	ORIGINAL CARS JUNIOR ELF AUTO CLUB	USA	06/15/2010	Registered
87176137	5441070	BUDDY THE LITTLE TAXI TAXI	USA	04/10/2018	Registered
86015984	5161351	ZOMBIE CARS	USA	03/14/2017	Registered
77351843	3471897	THE TOON STUDIO OF BEVERLY HILLS	USA	07/22/2008	Registered
77886261	3824399	THE TOON STUDIO OF BEVERLY HILLS	USA	07/27/2010	Registered
77662074	3809067	THE TOON STUDIO ORIGINAL FAIRIES	USA	06/29/2010	Registered
87425218	5323851	THE TOON STUDIO ORIGINAL FAIRIES	USA	10/31/2017	Registered
77645931	3838651	LITTLE MERMAID	USA	08/24/2010	Registered
86886490	5079718	THE SNOW QUEEN	USA	11/08/2016	Registered
86905361	5277265	THE SNOW QUEEN	USA	08/29/2017	Registered
86496765	5064887	SNOW MAIDEN	USA	10/18/2016	Registered
86567841	5096203	ICE PRINCESS COLLECTION SNOWQUEEN HANS CHRISTIAN ANDERSEN-THE TOON STUDIO	USA	12/06/2016	Registered
86850977	5147893	PRE-SCHOOL PRINCESS	USA	02/21/2017	Registered

31

Serial Number	Registration Number	Word Mark	Country	Date Registered	Status / Notes
86944569	5111319	POP ART PRINCESS	USA	12/27/2016	Registered
87131288	5170391	JUNIOR ELF BOOKS	USA	03/28/2017	Registered
86247513	4605616	JUNIOR ELF BOOK	USA	09/16/2014	Registered
87243591	5228097	JUNIOR ELF	USA	06/20/2017	Registered
87173838	5268008	1001 ARABIAN NIGHTS	USA	08/15/2017	Registered
87385221	5286334	THE TOON STUDIO BEAUTY & THE BEAST	USA	09/12/2017	Registered
87186250	6396790	THE ADVENTURES OF PAN IN NEVERLAND	USA	06/22/2021	Registered
N/A - Foreign	223772-01	Fairy Tale High	PANAMA	6/17/2013	Registered
N/A - Foreign	202374-01	Junior Elf Fairytale Princess (& Design)	PANAMA	7/19/2011	Registered
N/A - Foreign	202376-01	The Toon Studio Princess Original &design	PANAMA	7/19/2011	Registered
N/A - Foreign	226571-01	The Toon Studio Princess Original &design	PANAMA	9/27/2013	Registered
N/A - Foreign	202378-01	Original Cars Junior Elf Auto Club & design	PANAMA	7/19/2011	Registered
N/A - Foreign	226573-01	Original Cars Junior Elf Auto Club & design	PANAMA	9/27/2013	Registered
N/A - Foreign	202373-01	The Toon Studio of Beverly Hills	PANAMA	7/19/2011	Registered
N/A - Foreign	202372-01	Original Fairies & design	PANAMA	7/19/2011	Registered
N/A - Foreign	1453966	PRINCESAS ZOMBIE WORD MARK	MEXICO	05/12/2014	Registered
N/A - Foreign	1453162	ONCE UPON A ZOMBIE WORD	MEXICO	05/08/2014	Registered
N/A - Foreign	1686778	ONCE UPON A ZOMBIE	MEXICO	10/20/2016	Registered
N/A - Foreign	1702553	ONCE UPON A ZOMBIE & DESIGN	MEXICO	12/01/2016	Registered
N/A - Foreign	1662003	Fairy Tale High	MEXICO	08/08/2016	Registered
N/A - Foreign	1702552	Fairy Tale High Where Magic Happens & design poses	MEXICO	12/01/2016	Registered
N/A - Foreign	1415522	Junior Elf Fairy Tale Princess	MEXICO	11/28/2013	Registered
N/A - Foreign	1662001	Junior Elf Fairy Tale Princess	MEXICO	08/08/2016	Registered
N/A - Foreign	1415523	The Toon Studio Fairy Tale Princess & Design	MEXICO	11/28/2013	Registered
N/A - Foreign	1702556	The Toon Studio Princess Original & design	MEXICO	12/01/2016	Registered
N/A - Foreign	1392992	The Toon Studio Princess Original &design	MEXICO	08/27/2013	Registered
N/A - Foreign	1662004	Toon Studio Princess Original	MEXICO	08/08/2016	Registered
N/A - Foreign	999996	Toon Studio Fairy Tale Princess	MEXICO	7/15/2014	Registered
N/A - Foreign	1428408	Original Cars & design	MEXICO	01/22/2014	Registered
N/A - Foreign	1389030	Original Cars Junior Elf Auto Club & design	MEXICO	08/09/2013	Registered
N/A - Foreign	1217951	Toon Studio of Beverly Hills	MEXICO	05/19/2011	Registered
N/A - Foreign	1419092	Original Fairies & design	MEXICO	12/10/2013	Registered
N/A - Foreign	1702555	Snow Queen & Design	MEXICO	12/01/2016	Registered
N/A - Foreign	1662002	The Snow Queen	MEXICO	08/08/2016	Registered
N/A - Foreign	1702554	Pop Art Princess	MEXICO	12/01/2016	Registered
N/A - Foreign	1170172	ONCE UPON A ZOMBIE	EUROPE	06/11/2014	Registered
N/A - Foreign	1227371	ZOMBIE CINDERELLA	EUROPE	10/14/2015	Registered
N/A - Foreign	1227372	ZOMBIE SNOW WHITE	EUROPE	10/14/2015	Registered
N/A - Foreign	1194946	ZOMBIE PRINCESS	EUROPE	01/15/2015	Registered
N/A - Foreign	1227373	ZOMBIE SLEEPING BEAUTY	EUROPE	10/14/2015	Registered
N/A - Foreign	8906978	Toon Studio Princess Original & logo	CHINA	5/7/2014	Registered
N/A - Foreign	22559196	ZOMBIE CARS	CHINA	2/14/2018	Registered
N/A - Foreign	8906977	The Toon Studio of Beverly Hills	CHINA	12/14/2011	Registered
N/A - Foreign	9192243	Original Fairies & design	CHINA	1/14/2014	Registered
N/A - Foreign	21254866	Original Fairies & design	CHINA	6/28/2018	Registered
N/A - Foreign	21254861	The Flying Carpet logo	CHINA	1/14/2018	Registered
N/A - Foreign	906570620	ONCE UPON A ZOMBIE WORD	BRAZIL	5/24/2016	Registered
N/A - Foreign	906570662	ONCE UPON A ZOMBIE WORD	BRAZIL	5/24/2016	Registered
N/A - Foreign	905570743	ONCE UPON A ZOMBIE WORD	BRAZIL	10/21/2014	Registered
N/A - Foreign	906570522	ONCE UPON A ZOMBIE	BRAZIL	6/7/2016	Registered
N/A - Foreign	903787180	The Toon Studio Princess Original & design	BRAZIL	10/21/2014	Registered
N/A - Foreign	903786729	Original Cars Junior Elf Auto club & design	BRAZIL	10/21/2014	Registered
N/A - Foreign	903787148	Original Fairies & design	BRAZIL	10/21/2014	Registered
N/A - Foreign	909195978	Snow Queen the Toon Studio	BRAZIL	09/05/2017	Registered
N/A - Foreign	909196060	Snow Queen the Toon Studio	BRAZIL	09/05/2017	Registered

32

Market

The Company’s products include the following:

●	media and entertainment: TV shows and theatrical release movies (development in progress)
●	licensing: consumer products licensing (existing business line)
●	gaming: video and mobile phone games based on Elf Labs characters and IP (planned)
●	video streaming: Elf Labs+ streaming app and an online, web-based Elf Labs streaming channel (planned)
●	amusement parks: amusement park rides and experience based on Elf Labs characters and IP (planned)

Media and Entertainment - $2.8 Trillion Global1

The media and entertainment market is growing in the wake of the global Covid-19 pandemic, with live entertainment seeing improvement while the rise of content consumption during the years of the coronavirus have maintained. The industry is projected to grow at a rate of 4.3% until 2028, and the value of established and recognizable IP continues to differentiate itself as one of the most important and profitable assets in the entertainment content space.

Licensing - $389.8 billion2

The global licensing industry has grown 5.45% year on year for the period of 2024 to 2025, with 41.4% of the market coming from the entertainment and characters sector, more than 50% greater than the next largest sector, corporate brands. We believe this demonstrates that recognizable characters can bring far more to a company than a recognizable brand can bring to a different product. We view this to mean demand for valuable characters that can transcend language barriers to breakthrough into global markets are among the most profitable and in-demand licenses in the entire industry.

1 Source: U.S. Department of Commerce, International Trade Administration, Media & Entertainment – Industry Overview (Updated August 2024), available at https://www.trade.gov/media-entertainment.

2 Source: Licensing International; Global Licensing Survey (2025 Report) https://licensinginternational.org/news/lima-australia-global-licensing-survey-update-networking-evening/?utm_source=chatgpt.com.

33

Gaming - $204 Billion3

Video games are projected to grow at 6% annually through the 2020s, with the market forecast reaching $250 billion by 2028. With the inclusion of new mediums like AR/VR, mobile gaming, and cloud-based browser gaming, as well as the introduction of new revenue mechanics like free-to-play and loot-box incentive structures (which are random virtual reward bundles used to encourage user actions),4 companies are capable of offering a more diverse set of products and games that both attract a wider audience and are able to generate consistent revenues long after the initial release. Among the latest trends are games that allow players to help create their own unique gaming experiences, 80% of gamers have played some sort of user-generated content.

Video Streaming - $129 Billion5

The video streaming market reached $129 billion in 2024 and is projected to grow at a rate of 21.5% through the end of the decade, exceeding $400 billion by 2030. The growth of video streaming increased during the Covid-19 pandemic but was already a significant market before that and has only seen its growth accelerate in the intervening years.

With most major media companies and several tech giants developing their own streaming platforms, we believe there is more demand than ever for new content, especially content based on existing and proven IP. As the market continues to expand at a rapid pace, we believe the marketplace will continue to diversify as more creative outlets struggle to fill their libraries with content that is in demand to try and stand out from the crowded field.

Amusement Parks - $54.08 billion6

The global amusement park market grew by $3 billion in 2024 and is forecasted to reach $84 billion by 2030 with a CAGR of 7.41%. Amusement parks have global appeal, with many relying on recognizable characters, stories, and IP to help integrate riders into the world of the attractions. With the integration of merchandise and entertainment shows into the parks suite of offerings, famous original or licensed characters are quickly becoming an essential component of a successful amusement park operation.

Mobile Virtual Network Operations (MVNO) - $83.5 Billion7

The MVNO market is projected to grow more than 6% annually through 2033, with a forecasted market size of $142.9 billion by 2033. While still an emerging market, the success of MVNO providers like Mint Mobile have opened the door for a wide array of unique mobile product offerings in a marketplace that has traditionally been occupied only a few major players due to the high barriers to entry.

With such a short track record, MVNO providers are still iterating on their models to find what unique suite of offerings will attract a unique and loyal set of consumers. Without the significant upfront costs associated with broader Mobile Network Operators (MNO), MVNOs can take on more risk and break from traditional models to innovate and find success in the marketplace.

3 Source: Consultancy-me, Global Video Game Industry on a Healthy Growth Trajectory to $250 Billion, Sept. 4, 2024, reporting on research by Bain & Company, available at https://www.consultancy-me.com/news/9177/global-video-game-industry-on-a-healthy-growth-trajectory.

4 Source: Loot-box incentive structures use randomized rewards, psychological triggers, and audio-visual fanfare to motivate players to keep playing or spending real money.

5 Source: Grand View Research, Video Streaming Market Size & Share Report, 2025–2030, published April 2025 (last updated July 2026), available at https://www.grandviewresearch.com/industry-analysis/video-streaming-market

6 Source: Research and Markets, Global Amusement Parks Market by Type (Amusement Arcades, Theme Parks, Water Parks), Revenue Source (Food & Beverage, Hospitality, Merchandizing), Age Limit – Forecast 2024–2030, GlobeNewswire press release, Aug. 7, 2024, available at https://www.globenewswire.com/news-release/2024/08/07/2925684/28124/en/Amusement-Parks-Market-by-Type-Amusement-Arcades-Theme-Parks-Water-Parks-Revenue-Source-Food-Beverage-Hospitality-Merchandizing-Age-Limit-Forecast-2024-2030.html

7 Source: IMARC Group, Mobile Virtual Network Operator (MVNO) Market Report by Type, Operational Model, Service Type, Subscribers, and Region, 2025–2033, available at https://www.imarcgroup.com/mobile-virtual-network-operator-market

34

In such a space, having unique offerings such as proprietary characters, entertainment content, and games, as well as a specific segment, such as children, that isn’t being targeted by traditional mobile providers, MVNOs can provide a significant competitive advantage and be a notable differentiating factor.

Competition

Major competitors of the Company include other family-focused animated entertainment producers, including major studios such as Disney, Nickelodeon, Mattel, and Cartoon Network. These competitors also operate in the other verticals the Company is pursuing, including family-friendly immersive web content, children’s merchandise sales, and child-appropriate mobile games. Elf Mobile will compete with other MVNO operators such as Mint Mobile, Cricket, and Boost Mobile.

The Company believes its competitive advantages include the following:

●	Extensive intellectual property portfolio. The Company holds federal trademark registrations, obtained following favorable rulings by the U.S. Patent and Trademark Office, covering both classic and Company-created reimagined versions of well-known fairy tale characters, including Cinderella, Snow White, and others. These registrations restrict third parties, including Disney and other major industry participants, from using the Company’s specific registered marks and reimagined depictions of these characters, and from monetizing consumer products or entertainment under those marks. The characters covered by these registrations share their names with fairy tale princess properties that have historically generated significant global revenue for other operators (Disney’s related princess properties have been reported to generate approximately $45.5 billion globally since 2000), though the Company can give no assurance that its properties will achieve comparable results.
●	Access to proprietary immersive technology. Through its relationships with Cosmic Wire, its immersive experience technology partner, and WTK Productions, its animation and immersive content partner, the Company has access to multiple patented technologies enabling augmented reality, virtual reality, and AI-powered interactive toys and products. The Company believes this supports an integrated entertainment offering across formats that is difficult for competitors to replicate, and that this difficulty is reflected in the fact that no competitor has yet done so.
●	Cost-advantaged animation production. The Company is developing animation production capacity in China and the Philippines, which it believes will allow it to produce a high volume of content at a cost significantly below that of competitors relying on traditional production models. Certain of the Company’s content has received industry awards.
●	Experienced creative and licensing talent. The Company’s writers include Karen Disher, Yvette Kaplan, and Mike De Seve, whose prior work is associated with billions of dollars in box office revenue. The Company’s advisory and head of licensing, Bernt Ullman, alone has been responsible for over $6 billion in consumer product licensing deals over the course of their career.
●	Combined market opportunity. Taken together, the Company’s trademark portfolio, technology relationships, production cost structure, and creative and licensing talent position it to pursue a market opportunity the Company believes is difficult for competitors to replicate.

Customers

Our customers are retail consumers, with an emphasis on children, young adults, and their parents. As we expand and gain more resources, we look to generate new content that will appeal to an older demographic of children.

Legal

We are not aware of any pending or threatened legal actions that we believe would have a material impact on our business.

Employees

Elf Labs currently has 4 full-time employees and 1 part-time employee.

The Company’s Property

Elf Labs, Inc. leases an office in Boca Raton, Florida. Our workforce works remotely. The Company has limited fixed assets consisting mostly of computer hardware used by employees. The Company’s current mailing address is 1111 Brickell Avenue, 10th Floor, Miami, Florida, 33131.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of financial condition and results of operations of the Company together with our consolidated financial statements and the related notes included elsewhere in this Offering Circular. Some of the information contained in this discussion and analysis or set forth elsewhere in this Offering Circular, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this Offering Circular for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Elf Labs is an intellectual property and media company that was incorporated on December 14, 2006 under the name The Toon Studio, Inc., with the goal of creating entertainment franchises. The Company secured the copyrights to the original Junior Elf book portfolio, which contains some of the most notable IP in the children’s entertainment space, including characters such as Sleeping Beauty, Snow White, Cinderella, The Little Mermaid, and Rapunzel. The Company went on to create its own copyrights and trademarks featuring those same characters in both classic and reimagined versions. After a decade-long legal effort at the United States Patent and Trademark Office, including ultimately winning on appeal, Elf Labs built a portfolio of over 500 character assets.

We have not generated profits since inception, and we have had a history of losses. For the fiscal year ended December 31, 2025, we incurred a net loss of $3,180,569 and an operating cash flow loss of $3,325,698. As of December 31, 2025, we had liquid assets in cash of $388,821. We expect to continue to incur significant expenses and increasing operating and net losses for the foreseeable future.

For the years ended December 31, 2025 and December 31, 2024, our primary source of cash has been capital received from the Company’s Regulation CF offerings. See “—Liquidity and Capital Resources – Recent Offerings of Securities.”

Operating Results

The Company’s revenue is derived principally from royalty and license fees associated with its intellectual property. The Company’s cost of revenues consists primarily of fees paid to agents who secure deals for us. The Company’s operating expenses consist primarily of general and administrative expenses, professional services, research and development, and sales and marketing. General and administrative expenses consist of payroll, travel, entertainment, software, office expenses, office space, and other operational expenses. Professional services consists primarily of legal, accounting, and consulting fees, including fees paid to 52 Media and DC Group.

For the Fiscal Years Ended December 31, 2025 and 2024

Net Revenues

For the fiscal year ended December 31, 2025, the Company recognized net revenues of $230,613, compared to $264,751 for the fiscal year ended December 31, 2024, representing a year-over-year decrease of 12.9%. This decrease in licensing revenue was the result of the Company allocating more resources to the growth of new business lines, including interactive technology, film and TV production, and Elf Mobile. Agent fees decreased 13.8% to $38,362 for 2025 from $44,529 for 2024, generally consistent with the decline in revenue. As a result, for the fiscal year ended December 31, 2025, the Company recognized gross profit of $192,251 and gross margin of approximately 83.4% for 2025, compared to gross profit of $220,222 and gross margin of approximately 83.2% for the fiscal year ended December 31, 2024.

Operating Expenses

For the fiscal year ended December 31, 2025, total operating expenses were $3,372,820, compared to $1,941,493 for the fiscal year ended December 31, 2024, representing a year -over-year increase of 73.7%. This increase was driven primarily by a 90.3% increase in sales and marketing expenses, which grew from $940,904 for the fiscal year ended December 31, 2024 to $1,790,276 for the fiscal year ended December 31, 2025 as the Company increased investment in advertising and promotional activity to build brand awareness for its intellectual-property franchises. General and administrative expenses increased 272.3%, from $140,937 for the fiscal year ended December 31, 2024 to $524,770 for the fiscal year ended December 31, 2025, as the Company brought on additional part-time and full-time staff to support the growth of its business development efforts. The Company also recognized research and development expenses of $199,057 for the fiscal year ended December 31, 2025, compared to none for 2024, reflecting the commencement of research and development activities related to its digital distribution plans. Professional services expenses were essentially flat, decreasing 0.1% to $858,716 for the fiscal year ended December 31, 2025 from $859,652 for the fiscal year ended December 31, 2024, and included consulting fees paid to related parties, including 52 Media ($236,135 in 2025 and $230,700 in 2024), and DC Group ($297,658 in 2025 and $253,000 in 2024).

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Net Loss

The Company recorded no other income or expense in either period. As a result of the foregoing, the Company recognized a loss from operations and net loss of $3,180,569 for the fiscal year ended December 31, 2025, representing an 84.8% increase over the net loss of $1,721,271 for the fiscal year ended December 31, 2024. Net loss per share, basic and diluted, was $(0.06) for the fiscal year ended December 31, 2025 compared to $(0.03) for the fiscal year ended December 31, 2024, based on weighted-average shares outstanding of 52,171,067 and 50,166,233, respectively.

Liquidity and Capital Resources

As of December 31, 2025, the Company had cash on hand of $388,821 compared to cash of $736,272 as of December 31, 2024. Total assets were $662,154 as of December 31, 2025, compared to $1,029,100 as of December 31, 2024, and total liabilities were $332,952 as of December 31, 2025, compared to $511,163 as of December 31, 2024. The decrease in cash was due primarily to a reduction in accounts payable to related parties, which decreased to $131,780 as of December 31, 2025 from $383,780 as of December 31, 2024 and an increase in operating expenses. As a result, net cash used in operating activities was $3,325,698 for the fiscal year ended December 31, 2025 compared to $1,757,863 for the fiscal year ended December 31, 2024. As of December 31, 2025, the Company had an accumulated deficit of $5,031,877.

The Company has financed its operations since inception primarily through the sale of equity securities and continues to rely on outside investment to support operations and growth. During the fiscal year ended December 31, 2025, the Company generated $2,978,248 from financing activities, compared to $1,647,554 provided by financing activities for the fiscal year ended December 31, 2024. Financing activities in 2025 consisted primarily of $3,011,834 in net proceeds from the issuance of Class B Common Stock under Regulation Crowdfunding (“Regulation CF”), partially offset by $20,000 used to repurchase and cancel shares of Class A Common Stock and $8,671 in net repayments of related-party loans.

The Company has not achieved profitability and, for the year ended December 31, 2025, incurred a net loss of $3,180,569 and used $3,325,698 of cash in operating activities. The Company’s ability to continue as a going concern depends on its ability to generate revenues and/or obtain financing sufficient to meet its current and future obligations, including through the proceeds of this Offering. Management intends to fund operations over the next twelve months through debt and/or equity financing; there can be no assurance that the Company will be able to raise capital on terms acceptable to it, or at all. If it is unable to obtain enough additional capital, it may be required to reduce the scope of its planned development, which could harm its business, financial condition, and operating results.

Recent Offerings of Securities

Since January 1, 2024, the Company has financed its operations through a series of offerings of Class B Common Stock under Regulation CF and Regulation D, raising aggregate gross proceeds of approximately $8.12 million. The following is a summary of offerings of securities made since January 1, 2024:

Closing Date	Shares Issued	Gross Proceeds	Securities Exemption
2024	973,171	$1,805,586.00	Regulation CF
2024	17,500	$25,000.00	Regulation D, Rule 506(c)
2025	799,002	$1,478,822.00	Regulation CF
2025	581,495	$1,191,154.50	Regulation CF
2026	1,884,731	$3,622,981.50	Regulation CF

Gross proceeds shown above reflect the total amount raised in each offering. The net proceeds received by the Company in each fiscal year — after offering costs and depending on the timing of settlement — are reflected in the consolidated financial statements and in the discussion above; accordingly, the amounts raised by offering may not equal the net cash proceeds recognized in any single fiscal year.

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Debt

From time to time the Company has entered into loans with related parties, which are unsecured, non-interest bearing and due on demand. As of December 31, 2025 and December 31, 2024, the Company had a related-party loan receivable of $127,501 and $165,589, respectively, and accounts payable to related parties of $131,780 and $383,780, respectively. All related-party loans are unsecured, non-interest bearing and due on demand. See “Interest of Management and Others in Certain Transactions” and Note 4 to the consolidated financial statements.

In June 2026, the Company entered into a warrant agreement and related MSA with Cosmic Wire Inc., under which the Company issued a warrant to purchase up to 5,000,000 shares of Class B Common Stock at an exercise price of $0.13 per share, vesting in tranches upon the achievement of specified service milestones. Management expects this relationship to support the Company’s digital media initiatives which will bring additional revenue over the coming 18-24 months. See “Our Business – Cosmic Wire” for further information.

Additionally, in June 2026, the Company issued a promissory note to Cosmic Wire Inc. in the principal amount of $752,000, bearing interest at 6.5% per annum, as part of the same transaction as the Company’s MSA with Cosmic Wire and the above referenced . The promissory note is structurally tied to the warrant rather than being a conventional cash loan: one third of the original principal (plus accrued interest) becomes due on each of the three warrant vesting dates, and on each such date that “Maturity Amount” is automatically deemed exchanged for payment of the exercise price owed on the warrant shares vesting at that time, rather than being paid in cash by Cosmic Wire. Once the third and final vesting date is reached, the promissory note and all obligations under it will be deemed satisfied and paid in full. The Company may prepay any portion of the promissory note at any time without penalty; the promissory note is unsecured, and it may not be transferred or assigned by either party without the other’s prior written consent. Standard default provisions apply (failure to pay when due, voluntary or involuntary bankruptcy or insolvency proceedings), upon which Cosmic Wire may accelerate all outstanding obligations, and the promissory note is governed by Delaware law.

Class A Common Stock Repurchase Agreements

On April 16, 2024, the Company entered into Stock Repurchase Option Agreements (the “Repurchase Agreements”) with four holders of Class A Common Stock to repurchase up to 14,875,000 shares of Class A Common Stock at a price of $0.14 per share for approximately $2,082,508 upon its anticipated receipt of third-party capital. During the year ended December 31, 2025, the Company repurchased and cancelled 140,940 shares of Class A Common Stock for a total of $20,000. After the initial repurchase, the Company has the option, but is not obligated, to repurchase the remaining shares at the same price. In April 2026, the Company repurchased and cancelled 563,384 shares for $80,000. In August 2026, the Company repurchased and cancelled and additional 211,268 shares for $30,000. The Company may use up to $1,954,317 of the net proceeds of a fully-subscribed Offering to repurchase and cancel the remaining 13,959,408 shares of Class A Common Stock.

Trend Information

The Company is an intellectual-property company that monetizes its franchises principally through royalty and license arrangements. Over the past year, the Company has increased its investment in sales and marketing to build brand awareness for its franchises and has commenced research and development activities, including through the formation of Elf Mobile, Inc., to pursue mobile and digital media initiatives. Additionally, the Company plans to increase production of its TV shows, movies, and technology over the coming 12-24 months, both via third party contractors and firms and by hiring in-house staff.

The Company expects these initiatives, together with new franchise development, to drive increased revenue and a path to profitability over the coming years.

Subsequent Events

On July 1, 2026, Marianne Phillips, a director on our Board and employee of the Company, transferred (i) 21,075,000 shares of the Company’s Class A Common Stock to the Marianne Phillips Living Trust dated April 20, 2026, for which Marianne Phillips serves as trustee, (ii) 11,550,000 shares of the Company’s Class A Common Stock to the Marianne Phillips Irrevocable Trust dated July 1, 2026, for which our CEO, David Phillips serves as trustee and (iii) 2,500,000 shares of the Company’s Class A Common Stock to David Phillips, each for no consideration. The transfers did not result in the issuance of additional shares by the Company and had no impact on the Company’s financial position, results of operations, stockholders’ equity, or cash flows.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Name	Position	Age	Term in Office	Approximate hours per week for part-time employees
Executive Officers
David Phillips	CEO	39	January 2023 to Present	Full-time
Directors
David Phillips	Director	39	January 2023 to Present	5
Marianne Phillips	Director	65	August 2025 to Present	5
Significant Employees
Marianne Phillips	VP of IP and Operations	65	May 2025 to Present	Full-time

David Phillips

David Phillips is an accomplished entrepreneur and business leader, with a proven track record of success in multiple industries. He is the CEO of Elf Labs and began serving in that role in January 2023. Previously, David co-founded and was the President of Jurny, a hospitality tech company pioneering the next generation of tech-first, on-demand accommodations, scaling the company all over the United States and internationally, before leaving the day-to-day operations to take over Elf Labs. David began his role at Jurny in January 2017. He continued in this role until he became CEO of Elf Labs in 2023.

Marianne Phillips

Marianne Phillips has been with Elf Labs since its inception in 2006. Her current roles are as a Director, a position she has held since August 2025, as Vice-President of Intellectual Property and Operations, a position that she has held since May 2025, and as Office Administrator, a position she has held since 2006. Prior to that date, Marianne was head of business operations from the Company’s founding in 2006 to March 2025. As the Vice-President of Intellectual Property, Marianne oversees the Company’s IP portfolio and business operations, which includes finance, accounting, and human resources. As Office Administrator, Marianne helps manage billing, accounts receivable, and general office and administrative work. Her previous experience involved executing similar responsibilities for another privately owned company, which she began working with in 1994. Ms. Phillips has a Bachelor of Arts from York University.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Except for Marianne Phillips, the Company does not compensate its officers and directors for their employment nor for their board service. Instead, they receive compensation for the services they render to the Company through 52 Media and DC Group, which are wholly-owned, respectively, by Marianne Philips and David Philips. Marianne Phillips currently serves as the Company’s Vice President of IP and Operations and as a member of the Company’s Board of Directors. In her capacity as Vice President of IP and Operations, Ms. Phillips currently receives annual compensation of $200,400 paid through 52 Media and in her capacity as Office Administrator, Ms. Phillips currently receives annual compensation of $35,000 from the Company. See “Interest of Management and Others in Certain Transactions.”

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following table displays, as of December 31, 2025, the voting securities beneficially owned by (1) any individual director or officer who beneficially owns more than 10% of any class of our voting capital stock, (2) any other holder who beneficially owns more than 10% of any class of our voting capital stock and (3) all executive officers, directors and 10% stockholders as a group:

Title of Class	Name and address of beneficial owner (1)		Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of class
Officers and Directors
Class A Common Stock	Marianne Phillips	(2)	21,075,000	0	42.94%
Class A Common Stock	David Phillips	(3)	14,050,000	0	28.62%
Class A Common Stock	All officers and directors as a group (2 persons)		35,125,000	0	71.56%

(1)	Unless otherwise indicated, the address of all listed holders is c/o Elf Labs, Inc., 1111 Brickell Avenue, 10th Floor, Miami, Florida, 33131.
(2)	Consists of 21,075,000 shares held of record by the Marianne Phillips Living Trust dated April 20, 2026 for which Ms. Phillips acts as trustee and over which he exercises voting and dispositive power.
(3)	Consists of (a) 11,550,000 shares held of record by the Marianne Phillips Irrevocable Trust dated July 1, 2026, for which Mr. Phillips acts as trustee and over which he exercises voting and dispositive power and (b) 2,500,000 shares held of record by the David Phillips Living Trust dated July 1, 2026, for which Mr. Phillips acts as trustee and over which he exercises voting and dispositive power.

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

During the years ended December 31, 2025 and 2024, the Company engaged in transactions with related parties as follows:

The Company paid consulting fees of $236,135 and $230,700 to 52 Media for the years ended December 31, 2025 and 2024, respectively. 52 Media was jointly owned and controlled by Billy Phillips, the Company’s founder and former CEO and Director, and Marianne Phillips, prior to Billy’s passing in April 2025, at which point 52 Media became wholly-owned and controlled by Marianne Phillips. In addition to the above, Marianne Phillips was paid $35,000 for her service as Office Administrator for the year ended December 31, 2025.

The Company paid consulting fees of $297,658 and $253,000 to DC Group for the years ended December 31, 2025 and 2024, respectively. DC Group is wholly-owned and controlled by David Phillips, the CEO and a director of the Company. This was the only compensation paid to David Phillips for these periods, both directly and indirectly.

As of December 31, 2025 and 2024, the Company had related party loans receivable of $127,501 and $165,589, respectively. These are loans that were made by the Company to Billy Phillips, David Shamoulien, and David Phillips for personal use. These loans were made over a period of time spanning 2015 to 2025. All loans are undocumented, unsecured, non-interest bearing and due on demand. The Company is in the process of forgiving the loan to Billy Phillips as a result of his passing in April 2025. David Phillips and David Shamoulien have no immediate plans to repay the loans. The following is a breakdown of each balance owed:

	As of December 31, 2025	As of December 31, 2024	Relationship to the Company
Billy Phillips (deceased)	$55,650	$56,332	Founder and former Class A majority stockholder.
David Shamoulien	$16,851	$16,322	Class A minority stockholder
David Phillips	$55,000	$57,330	CEO
Total	$127,501	$129,984

As of December 31, 2025 and 2024, the Company had accounts payable to related parties of $131,780 and $383,780, respectively. These amounts were due to 52 Media for unpaid compensation owed to Billy Phillips from 2019 to 2022 for his role as CEO and to Marianne Phillips for unpaid compensation from 2019 to 2022 for her role as head of operations. These amounts were accrued when the Company lacked the liquidity to pay its contractors. The Company   intends to continue to pay these back over time but has no concrete plan for doing so. Any amounts paid back by the Company to 52 Media in 2024 and 2025 are not included in the consulting fees set forth above.

The following is a breakdown of each balance owed:

	2024	2025
52 Media	$227,200	$25,200
Marianne Phillips	$156,580	$106,580
Total	$383,780	$131,780

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SECURITIES BEING OFFERED

General

The Company is offering 16,518,285 shares of Class B Common Stock directly, plus up to 4,109,026 additional shares of Class B Common Stock eligible to be issued as Bonus Shares. 4,026,845 shares of Class B Common Stock are being offered by selling stockholders of the Company. As a result, the Company is qualifying a total of 24,654,156 shares of Class B Common Stock on the offering statement of which this Offering Circular forms a part.

The following description summarizes important terms of our capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Amended and Restated Certificate of Incorporation filed with the State of Delaware on May 26, 2026 (our “Amended and Restated Certificate of Incorporation”) and our Bylaws, copies of which have been filed as exhibits to the offering statement of which this Offering Circular is a part. Among other changes effected in the Amended and Restated Certificate of Incorporation, the Company changed all references to “Class A Voting Common Stock” and Class B Non-Voting Common Stock” to “Class A Common Stock” and “Class B Common Stock.” For a complete description of our capital stock, you should refer to our Amended and Restated Certificate of Incorporation, and our Bylaws, and applicable provisions of the Delaware General Corporation Law.

Under our Amended and Restated Certificate of Incorporation, as amended, our authorized capital stock consists of:

150,000,000 shares of Common Stock, $0.00001 par value per share

●	100,000,000 shares designated as Class A Common Stock
●	50,000,000 shares designated as Class B Common Stock

Immediately prior to the qualification of the offering statement by the Commission, the outstanding shares included:

●	49,295,676 shares of Class A Common Stock, and
●	4,255,899 shares of Class B Common Stock.

The Company has no outstanding options.

Common Stock

Voting Rights

Holders of our Class A Common Stock are entitled to one vote per share of Class A Common Stock for each share of Class A Common Stock held at all meetings of stockholders (and written actions in lieu thereof). The holders of record of shares of Class A Common Stock are entitled to elect two directors.

The shares of Class B Common Stock have no voting rights of any kind, except as may be otherwise required by law.

Dividend Rights

Holders of the Company’s Common Stock are entitled to receive dividends, as may be declared from time to time by the board of directors out of legally available funds for any proper purpose. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

The Company has never declared or paid cash dividends on any of its capital stock and currently does not anticipate paying any cash dividends after this Offering or in the foreseeable future.

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Conversion

Each holder of Class A Common Stock has the right, at such holder’s option and at any time, and without the payment of additional consideration, to convert any or all of such holder’s shares of Class A Common Stock into an equal number of shares of Class B Common Stock.

Upon the closing of the sale of shares of Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act (the “IPO”), all outstanding shares of Class B Common Stock will automatically be converted into an equal number of shares of Class A Common Stock (the time of the closing of the IPO is referred to as the “Mandatory Conversion Time”). The Company will send a written notice of the Mandatory Conversion Time to all holders of record of Class B Common Stock.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of Common Stock are entitled to share ratably in the assets legally available for distribution to stockholders after the payment of all debts and other liabilities of the Company.

Other Rights, Preferences and Terms

The holders of Common Stock have no pre-emptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock.

Transfer Restrictions

Except as otherwise expressly permitted pursuant to the Company’s bylaws, stockholders may not sell, transfer, assign, pledge, or otherwise dispose of or encumber any shares or any right or interest therein, whether voluntarily or by operation of law, or by gift or absent the prior written consent of the Board.

Warrants

In June 2026, the Company entered into a warrant agreement and related master services agreement with Cosmic Wire Inc., under which the Company issued a warrant to purchase up to 5,000,000 shares of Class B Common Stock at an exercise price of $0.13 per share, vesting in tranches upon the achievement of specified service milestones. The exercise prices and number of shares issuable are subject to customary adjustments for stock splits, stock dividends, recapitalizations, and similar events. If all outstanding warrants were exercised, the Company would issue an additional 5,000,000 Class B Common Stock, which would dilute the ownership interests of purchasers in this Offering.

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PLAN OF DISTRIBUTION AND SELLING SECURITYHOLDERS

Plan of Distribution

The Company is directly offering up to 16,518,285 shares of Class B Common Stock, plus up to 4,109,026 additional shares of Class B Common Stock for Bonus Shares to investors as described in this Offering Circular. No additional consideration will be received by the Company for the issuance of Bonus Shares and the Company will absorb the cost of the issuance of the Bonus Shares. The selling stockholders are offering 4,026,845 shares of Class B Common Stock.

The minimum investment in this offering is $998.30, or 335 shares of Class B Common Stock, plus an Investor Fee equal to 2.5% or $24.96.

We plan to market the securities in this Offering both through online and offline means. Online marketing may take the form of contacting potential investors through electronic media and posting our Offering Circular on an online investment platform at www.invest.elflabs.com.

Any participation of our officers and directors in selling efforts for all classes of securities in this Offering will be conducted in accordance with Rule 3a4-1 under the Exchange Act. None of our officers or directors are subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. None of our officers or directors will be compensated in connection with their participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. None of our officers or directors are, or have been within the past 12 months, a broker or dealer, and none of them are, or have been within the past 12 months, an associated person of a broker or dealer. At the end of the Offering, our officers and directors will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities.

The Company may undertake one or more closings on a rolling basis. For additional information regarding this process, see “— Subscription Procedures,” below. Once an investor has tendered funds to purchase securities in this Offering, the timing of the completion of the sale may be delayed for a month or longer due to clearance procedures that the Broker needs to complete prior to purchase. Under federal law, the Broker must perform certain processes related to their regulatory obligations regarding anti-money laundering and “know your customer” rules, including verification of the investor’s identity and status. If there are errors or incomplete information that needs to be resolved to complete the subscription, the Broker will generate emails instructing the investor on what to do to complete the process. During this process, the investor’s funds will be held in a segregated deposit account pending closing or termination of the Offering.

The Offering will terminate at the earliest of: (1) the date at which the maximum offering amount has been sold, (2) the date which is three years from this offering being qualified by the Commission, and (3) the date at which the offering is earlier terminated by us at our sole discretion.

The Company may undertake one or more closings on a rolling basis. For additional information regarding this process, see “— Subscription Procedures,” below. Once an investor has tendered funds to purchase securities in this Offering, the timing of the completion of the sale may be delayed for a month or longer due to clearance procedures that the Broker needs to complete prior to purchase. Under federal law, the Broker must perform certain processes related to their regulatory obligations regarding anti-money laundering and “know your customer” rules, including verification of the investor’s identity and status. If there are errors or incomplete information that needs to be resolved to complete the subscription, the Broker will generate emails instructing the investor on what to do to complete the process. During this process, the investor’s funds will be held in a segregated deposit account pending closing or termination of the Offering.

After each closing, funds tendered by investors will be available to the Company.

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Commissions and Discounts

DealMaker Securities

The Company has engaged DealMaker Securities, LLC as the broker-dealer of record to assist in the offering of its securities. DealMaker Securities is under no obligation to purchase any securities or arrange for the sale of any specific number or dollar amount of securities. Although this role differs from that of a traditional underwriter in that the Broker does not purchase any securities from the Company with a view to sell such for the Company as part of the distribution of the security, the Broker is a statutory underwriter under Section 2(a)(11) of the Securities Act.

The following table shows the total discounts and commissions payable to DealMaker Securities in connection with this Offering:

	Per Share	Maximum
Public Offering Price	$2.9800	$61,224,487
Investor Fee (1)	$0.0745	$1,530,612
Commissions (2)	$0.12218	$2,510,204
Proceeds, before expenses, to the Company (or to selling stockholders, as applicable)	$2.93232	$60,244,896

(1)	Investors will be responsible for the Investor Fee equal to two and one half percent (2.5%) of the purchase price for shares of Class B Common Stock paid at the time of investment. DealMaker will receive commissions on the Investor Fee. If fully subscribed, this would represent a maximum commission of $61,224.
(2)	Represents the 4.0% commissions payable to DealMaker on proceeds raised in this Offering.

Bonus Shares for Certain Investors   (Up to 20%)

Bonus Shares will be issued by the Company for no additional consideration. Bonus Shares dilute purchasers who do not qualify. See “Dilution.”

Certain investors in this Offering are eligible to receive bonus shares of Class B Common Stock, which effectively gives them a discount on their investment. Those investors will receive, as part of their investment, additional shares for their shares purchased. The amount of Bonus Shares investors in this Offering are eligible to receive and the criteria for receiving such Bonus Shares is as follows:

(i)	“Reserved” Shares. Prior to the qualification by the Commission of the Company’s Offering, the Company will offer investors the opportunity to “reserve” shares through a reservation process on the DealMaker subscription processing platform. On our campaign page, the investor may select the “Reserve My Shares” button, which will bring the investor to a new page where the investor will be able to input their name and email address and indicate the number of shares (and amount of money) he or she would like to invest in the Company. The reservation is finalized by clicking the “Reserve My Shares” button. Investors who reserve shares in this manner will receive an additional 5% Bonus Shares on their actual investment once this Offering is qualified by the Commission (rounded down to the nearest whole share) once the investor submits a subscription and tenders funds following qualification of the offering statement by the Commission. For example, if an investor reserves 4,000 shares, and subsequently, after commencement of the Offering, submits a subscription and funds to purchase 4,000 shares, such investor will receive an additional 200 shares of the Company’s Class B Common Stock, for a total of 4,200 shares. The 5% is stackable with the volume bonus tiers outlined in section (iii) below. “Reserving” shares is simply an indication of interest. There is no binding commitment by the Company or the investor at the time of the reservation. Investors that reserve shares in this manner have no obligation to ultimately invest and purchase the shares reserved, nor is there any obligation for an investor that has reserved shares to purchase any shares of the Company whatsoever.

(ii)	Existing Investors. Individuals or entities that are existing investors of the Company prior to the qualification of this Offering will be eligible to receive Bonus Shares equal to 10% of the number of shares purchased in this Offering.

(iii)	New Investors – Volume Bonus. Investors that have not previously invested in the Company will be eligible to receive the following Bonus Shares based on the amount of their investment in this Offering. The below table indicates the % of Bonus Shares such investors will be eligible to receive based on their investment amount:

45

Investment Range	Bonus Shares
$2,500+	5%
$5,000+	10%
$10,000+	15%
$25,000+	20%

Bonus Share Limits

Investors in this Offering are eligible to receive any of the above Bonus Shares in any combination. However, for the categories of Bonus Shares that may only be received if an investor purchases shares with cash, the maximum amount of Bonus Shares that any one investor may receive is 20% of their cash investment amount. This means that investors can only ever receive, cumulatively among cash investments, Bonus Shares equal to 20% of the number of shares they have purchased.

DealMaker Securities has not been engaged to assist in the distribution of the Bonus Shares and will not receive any compensation related to the Bonus Shares.

Other Terms

Affiliates of DealMaker have also been engaged to provide technology services and marketing advisory services, specifically Novation Solutions Inc. O/A DealMaker and DealMaker Reach, LLC.

The aggregate compensation payable to DealMaker and its affiliates are described below.

a.)	Administrative and Compliance Related Functions

DealMaker will provide administrative and compliance related functions in connection with this Offering, including

●	Reviewing investor information, including identity verification, performing Anti-Money Laundering (“AML”) and other compliance background checks, and providing the Company with information on an investor in order for the Company to determine whether to accept such investor into the Offering;
●	If necessary, discussions with us regarding additional information or clarification on a Company-invited investor;
●	Coordinating with third party agents and vendors in connection with performance of services;
●	Reviewing each investor’s subscription agreement to confirm such investor’s participation in the Offering and provide a recommendation to us whether or not to accept the subscription agreement for the investor’s participation;
●	Contacting and/or notifying us, if needed, to gather additional information or clarification on an investor;
●	Providing a dedicated account manager;
●	Providing ongoing advice to us on compliance of marketing material and other communications with the public, including with respect to applicable legal standards and requirements;
●	Reviewing and performing due diligence on the Company and the Company’s management and principals and consulting with the Company regarding same;
●	Consulting with the Company on best business practices regarding this raise in light of current market conditions and prior self-directed capital raises;
●	Providing white labelled platform customization to capture investor acquisition through DealMaker’s platform’s analytic and communication tools
●	Consulting with the Company on question customization for investor questionnaire;
●	Consulting with the Company on selection of webhosting services;
●	Consulting with the Company on completing template for the Offering campaign page;
●	Advising us on compliance of marketing materials and other communications with the public with applicable legal standards and requirements;
●	Providing advice to the Company on preparation and completion of this Offering Circular;

46

●	Advising the Company on how to configure our website for the Offering working with prospective investors;
●	Providing extensive review, training and advice to the Company and Company personnel on how to configure and use the electronic platform for the Offering powered by DealMaker.
●	Assisting the Company in the preparation of state, Commission and FINRA filings related to the Offering; and
●	Working with Company personnel and counsel in providing information to the extent necessary.

Such services will not include providing any investment advice or any investment recommendations to any investor.

For these services, we have agreed to pay DealMaker a cash commission equal to four percent (4.0%) of the amount raised in the Offering not to exceed $2,510,204, if fully subscribed (which includes commissions on the Investor Fee charged to investors that invest via DealMaker).

c.)	Marketing and Advisory Services

The Company has also engaged DealMaker Reach, LLC (“Reach”), an affiliate of Broker, for certain supplemental services on a case-by-case basis. DealMaker will consult and advise on the design and messaging on creative assets, website design and implementation, paid media and email campaigns, advise on optimizing the Company’s campaign page to track investor progress, and advise on strategic planning, implementation, and execution of Company’s capital raise marketing budget.

For supplemental marketing services, Reach will receive as compensation a maximum of $900,000 which will be requested on a case-by-case basis as the Company requests for the placement of marketing advertisements.

The maximum compensation to be paid to Broker and affiliates is $3,434,204 (5.61%) of the Offering proceeds.

Subscription Procedures – DealMaker Securities

After the Offering Statement has been qualified by the Commission, the Company will accept tenders of funds to purchase the Common Stock. The Company may close on investments on a “rolling” basis (so not all investors will receive their shares on the same date). Investors may subscribe by tendering funds via wire, credit or debit card, or ACH only or USDC stablecoin only, and checks will not be accepted. Investors will subscribe via the Company’s website and investor funds will be processed via DealMaker’s integrated payment solutions. Funds will be held in the Company’s payment processor account until DealMaker has reviewed the proposed subscription, and the Company has accepted the subscription. Funds released to the Company’s bank account will be net funds (investment less payment for processing fees and a holdback equivalent to 5% for 90 days).

In order for an Investor to pay with USDC, they will select the “Stablecoin” option at the payment screen and then press submit. They will then be redirected to the payment processor to connect their crypto wallet in order to process the payment. Once the payment is processed, the investor will then be taken back to the DealMaker checkout page and will receive a payment confirmation.

The Company will be responsible for payment processing fees. Upon each closing, funds tendered by investors will be made available to the Company and the selling stockholders for their use, as applicable.

In order to invest you will be required to subscribe to the offering via the Company’s website, www.elflabs.com, integrating DealMaker’s technology and agree to the terms of the offering, Subscription Agreement, and any other relevant exhibit filed as part of the offering statement of which this Offering Circular forms a part.

Any investor that will be receiving Bonus Shares will also be required to subscribe to the offering via the Company’s website integrating DealMaker’s technology or via a separate electronic document signature technology employed by the Company. All investors that receive Bonus Shares will be required to agree to the terms of the offering, Subscription Agreement, and any other relevant exhibit filed as part of the offering statement of which this Offering Circular forms a part.

47

Investors will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if the investor is not an “accredited investor” as defined under securities law, the investor is investing an amount that does not exceed the greater of 10% of his or her annual income or 10% of their net worth (excluding the investor’s principal residence).

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. Broker will review all subscription agreements completed by the investor. After Broker has completed its review of a subscription agreement for an investment in the Company, and the Company has elected to accept the investor into the offering, the funds may be released to the Company.

Broker has not investigated the desirability or advisability of investment in the Common Stock, nor approved, endorsed or passed upon the merits of purchasing the Common Stock. Under no circumstances will the Broker recommend the Company’s securities or provide investment advice to any prospective investor, or make any securities recommendations to investors. The Broker does not purchase any securities from the Company with a view to sell those for the Company as part of the distribution of the security. Broker is not distributing any Offering Circulars or making any oral representations concerning this Offering Circular or this offering. Based upon Broker’s anticipated limited role in this offering, it has not and will not conduct extensive due diligence of this offering and no investor should rely on the involvement of Broker in this offering as any basis for a belief that it has done extensive due diligence. Broker does not expressly or impliedly affirm the completeness or accuracy of the Offering Statement and/or Offering Circular presented to investors by the Company. All inquiries regarding this offering should be made directly to the Company.

Investor Fee

Investors that invest via DealMaker will be responsible for a 2.5% Investor Fee applicable to the purchase amount paid by investors at the time of investment, which amounts to $24.96 for the minimum investment amount (the “Investor Fee”). Broker will charge the Company commissions of 4% on the Investor Fee. This fee is not considered part of the cost basis of the subscribed Securities and will be remitted directly to the Company.   All investments will have a maximum Investor Fee of $250.00, which represents the fee for a $10,000 investment.

Selling Securityholders

The selling stockholders set forth below will sell up to a maximum of 4,026,845 shares of Class B Common Stock.

The following table sets forth the names of the selling stockholders, the number of shares of Class B Common Stock (on an as-converted basis from Class A Common Stock to Class B Common Stock) beneficially owned prior to this Offering, the number of shares being offered in this Offering and the number of shares of Capital Stock to be beneficially owned after this Offering, assuming that all of the selling stockholder shares are sold in the Offering.

Subscriptions for the Class B Common Stock will be applied between the selling stockholders on a pro rata basis, which means that at each closing in which selling stockholders are participating, a stockholder will be able to sell its “Pro Rata Portion” of the shares that the stockholder is offering (as set forth in the table below) of the number of securities being issued to investors. For example, if the Company holds a closing for $1 million in gross proceeds, the Company will issue shares and receive gross proceeds of $800,000 while each of the selling stockholders will receive their Pro Rata Portion of the remaining $200,000 in gross proceeds and will transfer their shares to investors in this Offering. Selling stockholders will not offer fractional shares and the shares represented by a stockholder’s Pro Rata Portion will be determined by rounding down to the nearest whole share. At no point will the selling stockholder shares be greater than 30% of the value of the Class B Common Stock issued in this Offering.

The Company’s Amended and Restated Certificate Incorporation, allows for the optional conversion of any outstanding class of capital stock into Class B Common Stock at the sole discretion of the stockholder. As a part of this Offering, all stockholders listed in the below table have granted a power of attorney to the Company to  convert their stock to Class B Common Stock if and when they sell some or all of their stock as a part of this Offering.

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The Company will pay Broker a 4% commission on sales of Class B Common Stock by the selling stockholders through DealMaker’s platform. The Company will not receive any of the proceeds from the sale of selling stockholders’ shares in the Offering.

Selling Stockholder	Class of Stock Owned	Number of shares of Class A Common Stock Owned Prior to Offering		Amount Offered	Number of shares of Class A Common Stock Owned After Offering (Assuming Sale of Shares Offered	Selling Security Holders Pro Rata Portion (1)
David Phillips	Class A Common Stock	14,050,000	(2)	1,610,738	12,439,262	40%
Marianne Phillips	Class A Common Stock	21,075,000	(3)	2,416,107	18,658,893	60%
Total (4)		35,125,000		4,026,845	31,098,155	100.00%

(1)	“Pro Rata Portion” represents that portion that a stockholder may sell in the Offering expressed as a percentage where the numerator is the amount offered by the stockholder divided by the total number of shares offered by all selling stockholders.
(2)	Represents total shares owned by the David Phillips Living Trust dated July 1, 2026 and the Marianne Phillips Irrevocable Trust dated July 1, 2026. David Phillips is the trustee of the David Phillips Living Trust dated July 1, 2026 and the Marianne Phillips Irrevocable Trust dated July 1, 2026.
(3)	Represents shares owned by the Marianne Phillips Living Trust dated April 20, 2026. Marianne Phillips is the trustee of the Marianne Phillips Living Trust dated April 20, 2026.
(4)	The total number of shares of Class A Common Stock owned by the selling stockholders prior to this offering represents 65.6% of the Company’s capital stock and 63.1% of the Company’s Class A Common Stock.

All of the aforementioned selling stockholders will be entering into an irrevocable power of attorney (“POA”) with an individual, as attorney-in-fact, in which they will be directing the Company and the attorney-in-fact to take the actions necessary in connection with the Offering and the sale of shares. This includes the conversion of any of the shares of Class A Common Stock into Class B Common Stock and the signature of any required subscription agreements with each investor.

Transfer Agent and Registrar

DealMaker Transfer Agent will serve as transfer agent to maintain stockholder information on a book-entry basis. We will not issue shares in physical or paper form. Instead, our shares will be recorded and maintained on our stockholder register.

Provisions of Note in Our Subscription Agreement

Forum Selection Provision

The subscription agreement that investors will execute in connection with the Offering includes a forum selection provision that requires any claims against the Company based on the agreement to be brought in a state or federal court of competent jurisdiction in the State of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. To the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The Company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time travelling to any particular forum so they may continue to focus on operations of the Company. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Investors will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder.

ONGOING REPORTING AND SUPPLEMENTS TO THIS OFFERING CIRCULAR

We will be required to make annual and semi-annual filings with the Commission. We will make annual filings on Form 1-K, which will be due by the end of April each year and will include audited financial statements for the previous fiscal year. We will make semi-annual filings on Form 1-SA, which will be due by September 28 each year, which will include unaudited financial statements for the six months to June 30. We will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising. We will be required to keep making these reports unless we file a Form 1-Z to exit the reporting system, which we will only be able to do if we have less than 300 stockholders of record and have filed at least one Form 1-K.

At least every 12 months while this Offering is open, we will file a post-qualification amendment to the offering statement of which this Offering Circular forms a part, to include the Company’s recent financial statements.

We may supplement the information in this Offering Circular by filing a Supplement with the Commission.

All these filings will be available on the Commission’s EDGAR filing system. You should read all the available information before investing.

49

ELF LABS, INC.

Audited CONSOLIDATED financial statements

As of And For The Years Ended December 31, 2025 and 2024

(Expressed in United States Dollars)

F-1

F-2

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors
Elf Labs, Inc.

Los Angeles, California

Opinion

We have audited the consolidated financial statements of Elf Labs, Inc. (the “Company”) which comprise the balance sheets as of December 31, 2025 and 2024, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the year ended December 31, 2025 and 2024, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9, certain conditions indicate that the Company may not be able to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the date of issuance of these consolidated financial statements.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users made on the basis of these consolidated financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

July 14, 2026

Calabasas, California

F-3

ELF LABS, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2025	2024
As of (USD $ in Dollars)

ASSETS
Current assets:
Cash	$388,821	$736,272
Accounts receivable	74,255	36,288
Inventory	-	331
Loan receivable, related parties	127,501	165,589
Prepaid expenses, related parties	41,110	38,000
Prepaid expenses and other current assets	30,467	52,620
Total assets	$662,154	$1,029,100

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$104,735	$50,420
Accounts payable, related party	131,780	383,780
Credit cards	94,302	72,048
Accrued expenses and other liabilities	2,135	-
Loan payable, related parties	-	4,915
Total liabilities	332,952	511,163

Stockholders’ equity:
Common shares, $0.00001 par value, 50,000,000 Class A shares authorized, 49,859,060 and 50,000,000 shares issued and outstanding as of December 31, 2025 and December 31, 2024	499	500
Common shares, $0.00001 par value, 10,000,000 Class B shares authorized, 2,863,440 and 990,671 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	29	10
Shares to be issued	752,000	752,000
Additional paid-in capital	4,608,551	1,616,735
Accumulated deficit	(5,031,877)	(1,851,308)
Total stockholders’ equity	329,202	517,937
Total liabilities and stockholders’ equity	$662,154	$1,029,100

See accompanying notes to financial statement

F-4

ELF LABS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended
	December 31,
	2025	2024

Net revenues	$230,613	$264,751
Cost of revenues	38,362	44,529
Gross profit	192,251	220,222

Operating expenses:
General and administrative	524,770	140,937
Professional services	858,716	859,652
Research and development	199,057	-
Sales and marketing	1,790,276	940,904
Total operating expenses	3,372,820	1,941,493

Loss from operations	(3,180,569)	(1,721,271)

Other income (expense):
Other income/(loss)	-	-
Total other income (expense), net	-	-

Net loss	$(3,180,569)	$(1,721,271)

Weighted average common shares outstanding - basic and diluted	52,171,067	50,166,233
Net loss per common share - basic and diluted	$(0.06)	$(0.03)

See accompanying notes to financial statement

F-5

ELF LABS, INC.

CONSOLIDATED Statements of Changes in Stockholders’ Equity

			Common Stock		Common Stock		Shares	Additional		Total
	Common Stock		Class A		Class B		to be	Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Issued	Capital	Deficit	Equity
Balances at December 31, 2023	400	$55,000	-	$-	-	$-	$602,000	$-	$(130,037)	$526,963
Proceeds from shares to be issued	-	-	-	-	-	-	150,000	-	-	150,000
Issuance of common stock Class A	(400)	(55,000)	50,000,000	500	-	-	-	54,500	-	-
Proceeds from issuance of common stock pursuant to Reg CF	-	-	-	-	973,171	10	-	1,617,585	-	1,617,595
Proceeds from issuance of common stock pursuant to Reg D	-	-	-	-	17,500	-	-	25,000	-	25,000
Equity issuance costs	-	-	-	-	-	-	-	(80,350)	-	(80,350)
Net income	-	-	-	-	-	-	-	-	(1,721,271)	(1,721,271)
Balances at December 31, 2024	-	-	50,000,000	500	990,671	10	752,000	1,616,735	(1,851,308)	517,937
Proceeds from issuance of common stock pursuant to Reg CF	-	-	-	-	1,872,769	19	-	3,011,815	-	3,011,834
Repurchase and cancellation of Class A common stock	-	-	(140,940)	(1)	-	-	-	(19,999)	-	(20,000)
Net loss	-	-	-	-	-	-	-	-	(3,180,569)	(3,180,569)
Balances at December 31, 2025	-	$-	49,859,060	$499	2,863,440	$29	$752,000	$4,608,551	$(5,031,877)	$329,202

See accompanying notes to financial statement

F-6

ELF LABS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended
	December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(3,180,569)	$(1,721,271)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Bad Debts	46,758
Changes in operating assets and liabilities:
Accounts receivable	(37,967)	(36,288)
Inventory	-	(331)
Prepaid expenses and other current assets	22,153	(13,620)
Prepaid expenses, related party	(3,110)	(38,000)
Accounts payable	54,315	14,232
Accounts payable, related party	(252,000)	(4,500)
Credit cards	22,254	45,579
Accrued expenses and other liabilities	2,135	(3,663)
Net cash used in operating activities	(3,325,698)	(1,757,862)
Cash flows from financing activities:
Loan receivable repayments from related parties	(8,671)	(64,691)
Loan payable, related parties	(4,915)	-
Proceeds from issuance of common stock pursuant to Reg CF	3,011,834	1,617,595
Proceeds from issuance of common stock pursuant to Reg D	-	25,000
Repurchase and cancellation of Class A common stock	(20,000)	-
Equity issuance costs	-	(80,350)
Proceeds from shares to be issued	-	150,000
Net cash provided by (used in) financing activities	2,978,248	1,647,554
Net change in cash and cash equivalents	(347,451)	(110,308)
Cash and cash equivalents at beginning of year	736,272	846,579
Cash and cash equivalents at end of year	$388,821	$736,272

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$-	$-
Cash paid during the year for income taxes	$-	$-

See accompanying notes to financial statement

F-7

Elf Labs, Inc.

Notes to Consolidated Financial Statements

As of and for the Years Ended December 31, 2025 and 2024

Note 1. Organization

Nature of Operations

ELF Labs, Inc. (formerly The Toon Studio, Inc., the “Company”) was originally incorporated in California on December 14, 2006 and reincorporated in Delaware on April 19, 2024. The Company is an intellectual property development company focusing on entertainment brands for kids, young adult and adults and also to development and distribution new mega IP franchises. The Company is headquartered in Beverly Hills, California.

United Trademark Holdings Inc. (“UTH”), a California corporation organized on November 30, 2006, is under common ownership and control with the Company. On April 16, 2024, all outstanding shares of UTH were transferred to the Company, resulting in the Company obtaining 100% ownership and UTH becoming a wholly owned subsidiary.

American Retro Museum (“ARM”), a California corporation organized on October 26, 2005, is under common ownership and control with the Company. On April 16, 2024, all outstanding shares of ARM were transferred to the Company, resulting in the Company obtaining 100% ownership and ARM becoming a wholly owned subsidiary.

Elf Mobile, Inc. is 80% owned by the Company, which is incorporated in April 2025 under State laws of Delaware. The Company is formed to develop and launch mobile wireless telecommunications services and related digital media offerings.

Note 2. Summary of Significant Accounting Policies

The summary of significant accounting policies is presented to assist in understanding the Company’s consolidated financial statements. The accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP” and “US GAAP”).

Basis of Presentation

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with US GAAP and the Company’s fiscal year is December 31.

Use of Estimates

The preparation of the company’s consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period.

The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash. The Company generally maintains balances in various operating accounts at financial institutions that management believes to be of high credit quality, in amounts that may exceed federally insured limits. The Company has not experienced any losses related to its cash and does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

The Company has no significant concentration of credit risk.

F-8

Elf Labs, Inc.

Notes to Consolidated financial statements

As of and for the Years Ended December 31, 2025 and 2024

Cash

The Company considers all highly liquid investments with maturities of three months or less at the date of purchase to be cash. As of December 31, 2025 and 2024, the Company’s cash exceeded FDIC-insured limits by $138,821 and $486,272, respectively.

Fair Value Measurements

Certain assets and liabilities of the Company are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

●	Level 1—Quoted prices in active markets for identical assets or liabilities.

●	Level 2—Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

●	Level 3—Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The carrying values of the Company’s assets and liabilities approximate their fair values.

Accounts Receivable

The Company’s receivables are from customers and are collectible when invoiced. The Company determines the allowance based on known troubled accounts, historical experience, and other currently available evidence. The Company measures its allowance for credit losses in accordance with ASC 326, Financial Instruments—Credit Losses, which requires an allowance for current expected credit losses (“CECL”) to be recognized over the contractual life of its accounts receivable based on historical loss experience, current conditions, and reasonable and supportable forecasts. Management evaluates the collectability of receivables on an ongoing basis and records an allowance when amounts are no longer considered collectible. Based on management’s assessment, no allowance for current expected credit losses was considered necessary, and the related allowance balance was nil as of both December 31, 2025 and December 31, 2024.

Related Parties

The Company accounts for related party transactions in accordance with ASC 850 (“Related Party Disclosures”). A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Common Stock Repurchases

The Company accounts for repurchases of its common stock based on the legal form and substance of the transaction. Shares repurchased and canceled are accounted for as a retirement of common stock. The Company records the retirement by reducing common stock for the par value of the shares canceled, with any excess of the repurchase price over par value recorded as a reduction of additional paid-in capital to the extent available. The Company does not recognize gains or losses in the statement of operations from repurchases, cancellations, or retirements of its own equity instruments.

F-9

Elf Labs, Inc.

Notes to Consolidated financial statements

As of and for the Years Ended December 31, 2025 and 2024

Revenue Recognition

The Company adopted ASU 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively known as “ASC 606”), effective January 1, 2019 using the modified retrospective transition approach applied to all contracts. Therefore, the reported results for the years ended December 31, 2025 and 2024 reflect the application of ASC 606. Management determined that there were no retroactive adjustments necessary to revenue recognition upon the adoption of the ASU 2014-09. The Company determines revenue recognition through the following steps:

1.	Identification of a contract with a customer;
2.	Identification of the performance obligations in the contract;
3.	Determination of the transaction price
4.	Allocation of the transaction price to the performance obligations in the contract; and
5.	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. As a practical expedient, the Company does not adjust the transaction price for the effects of a significant financing component if, at contract inception, the period between customer payment and the transfer of goods or services is expected to be one year or less. The Company derives its revenue from royalty fees and license revenue. Royalty fees are recognized on monthly basis as the Company satisfies its performance obligations over time.

Cost of Revenues

Cost of revenues consists primarily of agent fees which amounted to $38,362 and $44,529 for the years ended December 31, 2025 and December 31, 2024, respectively.

Research and Development Costs

Costs incurred in research and development of the Company’s product are expensed as incurred. Research & development expense for the years ended December 31, 2025 and December 31, 2024 amounted to $199,057 and $0, which is included in Research and development expense.

Advertising and Promotion

Advertising and promotional expense for the years ended December 31, 2025 and December 31, 2024 amounted to $1,790,276 and $940,904, which is included in Sales and marketing expense.

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized. We assess our income tax positions and record tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy will be to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the consolidated financial statements.

F-10

Elf Labs, Inc.

Notes to Consolidated financial statements

As of and for the Years Ended December 31, 2025 and 2024

Net Loss per Share

Net loss per share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. The Company presents basic and diluted net earnings or loss per share. Diluted net earnings or loss per share reflect the actual weighted average of common shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive securities are excluded from the computation of the diluted net earnings or loss per share if their inclusion would be anti-dilutive. There were no dilutive securities as of December 31, 2025.

Subsequent Events

The Company considers events or transactions that occur after the balance sheet date, but prior to the issuance of the consolidated financial statements to provide additional evidence relative to certain estimates or to identify matters that require additional disclosure. Subsequent events have been evaluated through July 14, 2026, which is the date the consolidated financial statements were available to be issued.

Equity Issuance Costs

The Company accounts for costs directly attributable to the issuance of equity securities, such as legal, accounting, underwriting, and filing fees, as a deduction from the proceeds of the related equity issuance. In accordance with U.S. GAAP, these costs are recorded as a reduction of Additional Paid-in Capital (“APIC”) within stockholders’ equity, rather than being recognized as an expense in the statement of operations.

Note 3. Details of Certain Assets and Liabilities

Prepaid expenses and other current assets consist of the following:

	December 31,
	2025	2024

Security Deposits	$21,750	$19,000
Prepaid expenses	8,717	33,620
Total Prepaid Expenses and Other Current Assets	$30,467	$52,620

Accrued expenses and other liabilities consist of the following:

	December 31,
	2025	2024

Payroll Liabilities: Federal Taxes	$1,883	$-
Payroll Liabilities: Federal Unemployment	252	-
Total Accrued Expenses and Other Liabilities	$2,135	$-

Note 4. Related Party Transactions

During the years ended December 31, 2025 and 2024, the Company engaged in transactions with related parties as follows:

The Company paid consulting fees of $236,135 and $230,700 to 52 Media for the years ended December 31, 2025 and 2024, respectively.

F-11

Elf Labs, Inc.

Notes to Consolidated financial statements

As of and for the Years Ended December 31, 2025 and 2024

The Company paid consulting fees of $297,658 and $253,000 to The DC Group for the years ended December 31, 2025 and 2024, respectively.

The Company paid agent fees of $7,560 and $1,500 to JCP Strategies LLC for the years ended December 31, 2025 and 2024, respectively.

The Company paid consulting fees of $3,244 and $102 to Arielle Phillips (Social Media Coordinator) for the years ended December 31, 2025 and 2024, respectively.

As of December 31, 2025 and 2024, the Company had related party loan receivable of $127,501 and $165,589, respectively.

All loans are unsecured, non-interest bearing and due on demand.

As of December 31, 2025, and 2024, the Company had related party loan payable of nil and $4,915, respectively.

As of December 31, 2025 and 2024, the Company had accounts payable, related party of $131,780 and $383,780, respectively.

Management has evaluated all of the Company’s relationships and transactions with related parties, including entities under common ownership and control, principal owners, and members of management and their immediate families, and asserts that all related party balances and transactions, including consulting and agent fees, loans receivable and payable, and accounts payable to related parties have been completely identified and disclosed in the accompanying consolidated financial statements in accordance with ASC 850, Related Party Disclosures, and accounting principles generally accepted in the United States of America.

Note 5. Stockholders’ Equity

As of December 31, 2025, the Company was authorized to issue 50,000,000 shares of Class A Voting Common Stock and 10,000,000 shares of Clas B Non-Voting Common Stock, each with par value of $0.0001. On that date, the Company had

49,859,060 shares of Class A Voting Common Stock issued and outstanding, and 2,863,440 shares of Class B Non-Voting Common Stock issued and outstanding.

As of December 31, 2024, the Company was authorized to issue 50,000,000 shares of Class A Voting Common Stock and 10,000,000 shares of Clas B Non-Voting Common Stock, each with par value of $0.0001. On that date, the Company had 50,000,000 shares of Class A Voting Common Stock issued and outstanding, and 990,671 shares of Class B Non-Voting Common Stock issued and outstanding.

Class A Voting Common Stock entitles holders to full voting rights on all matters submitted to stockholders for approval, whereas Class B Non-Voting Common Stock does not carry any voting rights.

As of December 31, 2025, the Company issued 1,872,769 shares of Class B Non-Voting Common Stock under Regulation CF, resulting in net proceeds of $3,011,815. Accordingly, as of December 31, 2024, the Company issued 973,171 shares of Class B Non-Voting Common Stock under Regulation CF, resulting in net proceeds of $1,805,586 and 17,500 shares of Class B

Non-Voting Common Stock under Regulation D, resulting in net proceeds of $25,000.

During September 2025, the Company repurchased and canceled 140,940 shares of Class A Voting Common Stock from four stockholders for an aggregate repurchase price of $20,000. The repurchase was completed in four transactions of 35,235 shares per holder for $5,000.02 per holder. The repurchased shares were transferred to the Company and canceled on the Company’s books and records. Accordingly, the Company recorded the transaction as a reduction of Class A Voting Common Stock for the par value of the shares canceled, with the excess repurchase price recorded as a reduction of additional paid-in capital.

In April 2026, the Company completed a second tranche of the repurchase and cancellation of Class A Voting Common Stock from the same stockholders. Under the second tranche, the Company repurchased and canceled 563,384 shares in the aggregate, consisting of 140,846 shares per holder, for an aggregate repurchase price of $80,000, or $20,000 per holder. The second tranche was completed after December 31, 2025 and has not been reflected as a reduction of shares issued and outstanding as of December 31, 2025. The Company evaluated subsequent events through July 14, 2026.

F-12

Elf Labs, Inc.

Notes to Consolidated financial statements

As of and for the Years Ended December 31, 2025 and 2024

Note 6. Commitments and Contingencies

Contingencies

The Company’s operations are subject to a variety of local, state, and federal regulations. Failure to comply with these requirements may result in fines, penalties, restrictions on operations, or losses of permits which will have an adverse impact on the Company’s operations and might result in outflow of economic resources.

Litigations and Claims

From time to time, the Company may be involved in legal proceedings arising from the normal course of business activities. The Company, in conjunction with its legal counsel, assesses the need to record a liability for litigation or loss contingencies. A liability is recorded when and if it is determined that such a liability for litigation or loss contingencies is both probable and estimable. The Company does not record any anticipated gains relating to its litigation or legal claims. The gains are only recorded upon receipt of the settlement.

Although the results of legal proceedings and claims cannot be predicted with certainty, the Company is not currently a party to any legal proceedings, which would, individually or in aggregate, have a material adverse effect on its results of operations, cash flows, or financial position.

Note 7. Income Taxes

Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to net operating loss carry forwards. As of December 31, 2025 and 2024, the Company had net deferred tax assets before valuation allowance of $1,383,296 and $458,982, respectively.

The Company recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Company assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to cumulative losses through December 31, 2025. Deferred tax assets were calculated using the Company’s combined effective tax rate, which it estimated to be approximately 28%. The effective rate is reduced to 0% due to the full valuation allowance on its net deferred tax assets.

The Company’s ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. At December 31, 2025 and 2024, the Company had net operating loss carryforwards available to offset future taxable income in the amounts of approximately $5,031,877 and $1,851,308 respectively, which can be carried forward indefinitely. Certain changes in ownership can result in a limitation on the amount of net operating loss and tax credit carryovers that can be utilized each year. As of December 31, 2025, management has not determined the extent of any such limitations, if any.

The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax position through its income tax expense.

Note 8. Subsequent Events

In April 2026, the Company completed a second tranche of its repurchase and cancellation of Class A Voting Common Stock from four stockholders. Under the second tranche, each stockholder was required to sell, transfer, and assign 140,846 shares of Class A Voting Common Stock to the Company for a repurchase price of $20,000 per holder. In the aggregate, the Company repurchased and cancelled 563,384 shares for a total repurchase price of $80,000. The repurchase documents state that, upon receipt, the Company would reflect the repurchased shares as transferred and cancelled on its books and records.

F-13

Elf Labs, Inc.

Notes to Consolidated financial statements

As of and for the Years Ended December 31, 2025 and 2024

Because the second tranche was completed after December 31, 2025, it has not been reflected as a reduction of shares issued and outstanding in the accompanying financial statements as of and for the year ended December 31, 2025.

On July 1, 2026, pursuant to separate Stock Transfer Agreements, Marianne Phillips transferred (i) 21,075,000 shares of the Company’s Class A Voting Stock to Marianne Phillips, Trustee of the Marianne Phillips Living Trust dated April 20, 2026, (ii) 11,550,000 shares of the Company’s Class A Voting Stock to David Phillips, Trustee of the Marianne Phillips Irrevocable Trust dated July 1, 2026, and (iii) 2,500,000 shares of the Company’s Class A Voting Stock to David Phillips, each for no consideration. These transactions represented transfers of ownership between existing shareholders and were affected through the Company’s stock records. The transfers did not result in the issuance of additional shares by the Company and had no impact on the Company’s financial position, results of operations, stockholders’ equity, or cash flows.

On June 24, 2026, the Company entered into a warrant agreement with Cosmic Wire Inc. pursuant to which the Company issued a warrant to purchase up to 5,000,000 shares of Class B non-voting common stock at an exercise price of $0.13 per share. The warrant vests in three tranches based on the achievement of specified service-related milestones under a related Master Services Agreement and expires on June 24, 2036. Management evaluated this transaction in accordance with ASC 855, Subsequent Events, and concluded that it represents a subsequent event requiring disclosure but no adjustment in the accompanying financial statements.

The Company evaluated subsequent events through July 14, 2026, the date on which the financial statements were available to be issued, and determined that, except for the items noted above, there were no subsequent events requiring adjustment to or disclosure in the financial statements.

Note 9. Going Concern

The accompanying consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has a net loss for the year ended December 31, 2025, of $3,180,569, an operating cash outflow of $3,325,698, and liquid assets in cash of $388,821. The Company’s situation raises a substantial doubt on whether the entity can continue as a going concern in the next twelve months.

The Company’s ability to continue as a going concern in the next twelve months following the date the consolidated financial statements were available to be issued depends upon its ability to produce revenues and/or obtain financing sufficient to meet current and future obligations and deploy such to produce profitable operating results.

Management has evaluated these conditions and plans to generate revenues and raise capital as needed to satisfy its capital needs. During the next twelve months, the Company intends to fund its operations through debt and/or equity financing. There are no assurances that management will be able to raise capital on terms acceptable to the Company. If it is unable to obtain enough additional capital, it may be required to reduce the scope of its planned development, which could harm its business, financial condition, and operating results. The accompanying consolidated financial statements do not include any adjustments that might result from these uncertainties.

F-14

EXHIBIT INDEX

No.	Exhibit Description

2.1	Amended and Restated Certificate of Incorporation of Elf Labs dated May 26, 2026

2.2	Bylaws of Elf Labs dated April 19, 2025

3.1	Form of Selling Stockholder Irrevocable Power of Attorney
4.1	Form of subscription agreement of Elf Labs

6.1	Agreement between Elf Labs and DealMaker Securities LLC and/or its applicable affiliates, as broker-dealer and other services, dated XX, 2026

6.2	Master Services Agreement, dated June 24, 2026, between Cosmic Wire, Inc. (“Cosmic Wire”) and Elf Labs, and Statements of Works #1 and #2, between Cosmic Wire and Elf Labs.

6.3	Elf Labs Promissory Note, dated June 24, 2026 in favor of Cosmic Wire.

6.4	Cosmic Wire Warrant, dated June 24, 2026

6.5	Binding Letter of Intent, between Elf Labs and WTK Entertainment Limited, dated March 9, 2026

6.6	Service Agreement and Work for hire, dated June 8, 2026 between Elf Labs and Fizzbuzz, Inc. (“Fizzbuzz”)

6.7	Service Agreement, dated June 10, 2026 between Elf Labs and Fizzbuzz

6.8	Master Services Agreement, dated April 23, 2025, between Compax MVNx GmbH, Austria and Elf Mobile, Inc.

6.9	Cooperation Agreement, dated April 23, 2025, between Elf Labs and Compax MVNO Venture AG.

11.2	Consent of SetApart Accountancy Corp.

12.2	Opinion CrowdCheck Law LLP*

13.1	Testing the Waters materials*

*	To be filed by amendment.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this Offering Circular to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Florida, on September 28, 2026.

Elf Labs, Inc. a Delaware Corporation

By:	/s/ David Phillips
Name:	David Phillips
Title:	Chief Executive Officer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ David Phillips
Name:	David Phillips
Title:	Chief Executive Officer, Director, Principal Executive Officer.

Date:	September 28, 2026

By:	/s/ Marianne Phillips
Name:	Marianne Phillips
Title:	Director, Principal Financial Officer and Principal Accounting Officer

Date:	September 28, 2026

51